UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Websense, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

10240 Sorrento Valley Road

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 16, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Websense, Inc., a Delaware corporation (“Websense”). The meeting will be held on June 16, 2009 at 11:00 a.m. Pacific Daylight Time at 10240 Sorrento Valley Road, San Diego, California 92121, for the following purposes:

1.	To elect the three nominees for director named herein.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of Websense for our fiscal year ending December 31, 2009.

3.	To approve amendments to the Websense Amended and Restated Certificate of Incorporation to eliminate the classification of Websense’s Board of Directors.

4.	To approve amendments to the Websense Amended and Restated Bylaws to eliminate all supermajority votes for stockholders to amend the Bylaws.

5.	To approve the 2009 Equity Incentive Plan.

6.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is April 17, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 16, 2009 at 11:00 a.m. Pacific Daylight Time at 10240 Sorrento Valley Road, San Diego, California 92121.

The proxy statement and annual report to stockholders are available at http://investor.websense.com/. The Board of Directors recommends that you vote FOR the proposals identified above.

By Order of the Board of Directors

Michael A. Newman, Corporate Secretary

San Diego, California

April 24, 2009

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as may be made available to you by your broker, bank or other agent, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

WEBSENSE, INC.

10240 Sorrento Valley Road

San Diego, California 92121

PROXY STATEMENT

FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 16, 2009

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of Websense, Inc. (sometimes referred to as “we” or “Websense”) is soliciting your proxy to vote at the 2009 Annual Meeting of Stockholders, including any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or if made available to you by your broker, bank or other agent, vote over the telephone or through the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about April 24, 2009 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on Tuesday, June 16, 2009 at 11:00 a.m. local time at Websense. Directions to the annual meeting may be found at http://www.websense.com/site/footer/officedirections.html. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 17, 2009 will be entitled to vote at the annual meeting. On this record date, there were 44,339,767 shares of common stock outstanding and entitled to vote. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our executive offices.

Stockholder of Record: Shares Registered in Your Name

If on April 17, 2009 your shares were registered directly in your name with Websense’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 17, 2009 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of the three nominees for director named herein.

•

Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of Websense for our fiscal year ending December 31, 2009.

•	Approval of amendments to the Websense Amended and Restated Certificate of Incorporation to eliminate the classification of our Board of Directors.

•	Approval of amendments to the Websense Amended and Restated Bylaws (our “Bylaws”) to eliminate all supermajority votes required for stockholders to amend our Bylaws.

•	Approval of the 2009 Equity Incentive Plan.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

What are the recommendations of the Board of Directors?

The Board of Directors recommends a vote in favor of all of the proposals listed above.

How do I vote?

You may either vote “For” all of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card, or, if made available to you by your broker, bank or other agent, vote over the telephone or through the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Websense. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 17, 2009.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all three nominees for director, and “For” the approval of the other four matters schedule for a vote in this proxy statement. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, our employees and Computershare Trust Company, N.A. may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Computershare Trust Company, N.A. will be paid its customary fee of approximately $20,000 plus out-of-pocket expenses if it solicits proxies. Computershare Trust Company, N.A. will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of stockholders, distribute proxy materials to brokers and banks for subsequent distribution to beneficial holders of stock, and solicit proxy responses from holders of our common stock. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or are registered in different accounts. Please follow the voting instructions on the proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Websense’s Corporate Secretary at 10240 Sorrento Valley Road, San Diego, California 92121.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card is the one that is counted.

If your shares are held by your broker as your nominee (that is, in “street name”), you should follow the instructions provided by the institution that holds your shares regarding how to instruct your broker to vote your shares.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2009 to our Corporate Secretary at 10240 Sorrento Valley Road, San Diego, California 92121. If you wish to bring a matter before the stockholders at next year’s annual meeting, you must submit proposals or director nominations that are not to be included in our proxy materials for next year’s annual meeting no later than February 16, 2010. Your notice to the Corporate Secretary must set forth as to each matter you propose to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) your name and address, as they appear on our books, (iii) the class and number of our shares which are beneficially owned by you, (iv) any material interest you may have in the business matter being proposed, and (v) any other information that is required to be provided by you pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in your capacity as a proponent to a stockholder proposal. You are also advised to review our bylaws, which contain additional requirements relating to the advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” votes and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes will have the effect described below.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals.

How many votes are needed to approve each proposal?

•

For the election of directors, the number of votes “For” each of the three nominees must exceed fifty percent (50%) of the total number of votes cast with respect to such nominee’s election (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors). Only votes “For” or “Withheld” will affect the outcome of the election of directors.

•

To be approved, Proposal No. 2 (Ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2009) must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

To be approved, Proposal No. 3 (Approval of amendments to our Amended and Restated Certificate of Incorporation to eliminate the classification of our Board of Directors) must receive “For” votes from the holders of a majority of the outstanding shares of common stock. An abstention or a broker non-vote will have the same effect as an “Against” vote.

•

To be approved, Proposal No. 4 (Approval of amendments to our Bylaws to eliminate all supermajority voting requirements for stockholder votes) must receive “For” votes from the holders of a supermajority (66 2/3%) of the outstanding shares of common stock. An abstention or a broker non-vote will have the same effect as an “Against” vote.

•

To be approved, Proposal No. 5 (Approval of the 2009 Equity Incentive Plan) must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 44,339,767 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares present at the meeting, in person or represented by proxy, may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the quarter ended June 30, 2009.

What proxy materials are available on the Internet?

The letter to stockholders, proxy statement, Form 10-K and annual report to stockholders are available at http://investor.websense.com/.

Proposal 1

ELECTION OF DIRECTORS

Websense’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled with persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve until the next annual meeting at which time the director will stand for election by the stockholders.

The Board of Directors presently has seven members. There are three directors in the class whose term of office expires in 2009. Each of the nominees listed below is currently a director of Websense who was previously elected by the stockholders. If elected at the annual meeting, each of these nominees would serve until the 2012 annual meeting and until his successor has been duly elected and has qualified, or, if sooner, until the director’s death, resignation or removal. If, however, stockholders approve Proposal 3, Elimination of the Classification of the Board of Directors, if elected at the annual meeting, each of these nominees would serve until the 2010 annual meeting and until his successor has been duly elected and has qualified, or, if sooner, until the director’s death, resignation or removal. Directors whose terms do not expire at the 2009 annual meeting will continue to serve until their current terms expire or if sooner, until the director’s death, resignation or removal. It is our policy to invite directors and nominees for directors to attend the annual meeting. Two directors attended the 2008 Annual Meeting of Stockholders.

The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event the nominees are unable or decline to serve as directors at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING

AT THE 2012 ANNUAL MEETING OR, IF THE STOCKHOLDERS APPROVE PROPOSAL 3,

FOR A ONE-YEAR TERM EXPIRING AT THE 2010 ANNUAL MEETING

Bruce T. Coleman

Bruce T. Coleman, age 70, served as our interim Chief Executive Officer from November 1998 to May 1999, and continues to be a director, a position he has held since November 1998. Since November 1991, he has served as the Chief Executive Officer of El Salto Advisors, an interim executive firm. From April 2008 to November 2008, Mr. Coleman served as CEO of Openwave Systems, Inc., a provider of software and services for the mobile and cable industries. From November 2007 to April 2008, Mr. Coleman served as Chief Executive Officer of WebTrends, Inc., an Internet analytics company. From October 2006 to April 2007, Mr. Coleman served as interim Chief Executive Officer of WatchGuard Technologies, Inc., a provider of Internet security services. Mr. Coleman served as Chief Executive Officer of Vernier Networks, Inc., a provider of security solutions for mobile users, from January 2004 to June 2004. He received a B.A. in Economics from Trinity College and an M.B.A. from Harvard Business School.

Gene Hodges

Gene Hodges, age 57, has been the Chief Executive Officer of Websense since January 2006, and was Websense’s President from January 2006 to April 2007. He has been a director of Websense since January 2006. Prior to joining Websense, Mr. Hodges served as President of McAfee, Inc. from November 2001 to January 2006. Mr. Hodges served as President of the McAfee Product Group from January 2000 to November 2001, and from August 1998 to January 2000, he served as Vice President of Security Marketing. Mr. Hodges received a B.A. in Astronomy from Haverford College and completed the Harvard Advanced Management Program for business executives.

John F. Schaefer

John F. Schaefer, age 66, has served as a director since May 2001. Since November 1994, Mr. Schaefer served as Chairman and Chief Executive Officer of Phase Metrics, which was a publicly traded producer of technically advanced process and production test equipment for the data storage industry until substantially all of its assets were purchased by KLA-Tencor Corporation in April 2001. From 1992 to 1994, Mr. Schaefer was President, Chief Operating Officer and a director of McGaw, Incorporated, a producer of intravenous products and devices. He received a B.S. in Engineering from the United States Naval Academy and an M.B.A. from Harvard Business School.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2010 ANNUAL MEETING

John B. Carrington

John B. Carrington, age 65, has served as a director and Chairman of the Board of Websense since June 1999. Mr. Carrington also served as Websense’s Chief Executive Officer from May 1999 to January 2006, as well as Websense’s President from May 1999 to January 2003 and from August 2005 to January 2006. Prior to joining Websense, Mr. Carrington was Chairman, Chief Executive Officer and President of Artios, Inc., a provider of hardware and software design solutions to companies in the packaging industry, from August 1996 until it was acquired by BARCO n.a. in December 1998. He received his B.S. in Business Administration from the University of Texas.

Gary E. Sutton

Gary E. Sutton, age 66, has served as a director since June 1999. Mr. Sutton retired in August 2000 from Skydesk, Inc., a provider of online data protection services, after serving as its President, Chief Executive Officer and Chairman since January 1996. From 1990 to 1995, Mr. Sutton was chairman of Knight Protective Industries, a security systems provider. Mr. Sutton was also a co-founder of Teledesic, Inc., a low-earth orbit telecommunications service. He received his B.S. from Iowa State University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2011 ANNUAL MEETING

Mark S. St.Clare

Mark S. St.Clare, age 62, has served as a director since October 2002. Since June 2007, Mr. St.Clare has served on the Board of Directors of Auxilio, Inc., a publicly held healthcare document services company. From November 2000 to October 2002, Mr. St.Clare served as Chief Financial Officer of Access360, a provider of identity management software, until that company’s acquisition by IBM. Mr. St.Clare previously served as Chief Financial Officer of Nexgenix, Inc., a supplier of Internet professional services, from February 2000 to November 2000. From January 1985 to February 2000, Mr. St.Clare served as Senior Vice President and Chief Financial Officer of FileNET Corporation, a publicly held software company. Mr. St.Clare also served as Corporate Secretary of FileNET from June 1993 to February 1999. He received a B.S. in Business Administration from the University of Denver.

Peter C. Waller

Peter C. Waller, age 54, has served as a director since March 2001. Since February 2006, Mr. Waller has served as President and Chief Operating Officer of Corinthian Colleges, Inc., one of the largest for-profit post-secondary education systems in North America. From October 2004 to January 2006, Mr. Waller served as Executive Partner of ThreeSixty Sourcing, a provider of imported consumer goods, where he served as Chief Executive Officer from March 2001 until October 2004. From June 1997 to July 2000, Mr. Waller served as the President of Taco Bell Corp., an international food service chain that became a subsidiary of Tricon Global Restaurants after it was spun off from Pepsico in 1997. Mr. Waller previously served as Chief Marketing Officer of Taco Bell Corp. from January 1996 to May 1997. From 1990 to 1995, Mr. Waller held senior marketing positions with KFC, an international food service chain, in Western Europe, Australia and for the last two of those years, as Chief Marketing Officer of the USA operations. Mr. Waller received his M.A. from Oxford University, England.

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with Websense’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Websense, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Coleman, Mr. Schaefer, Mr. St.Clare, Mr. Sutton, and Mr. Waller. In making this determination, the Board found that none of the directors or nominees for director had a material or other disqualifying relationship with Websense. Mr. Carrington, Websense’s Chairman and former President and Chief Executive Officer, is not independent by virtue of his employment with Websense through June 2006. Mr. Hodges, Websense’s current Chief Executive Officer, is not independent by virtue of his current employment with Websense.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met seventeen times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of the meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member, respectively.

As required under applicable Nasdaq listing standards, in fiscal 2008, our independent directors met four times in regularly scheduled executive sessions at which only independent directors were present. Persons interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Websense at 10240 Sorrento Valley Road, San Diego, California 92121. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chairpersons of the Audit, Compensation, or Nominating and Corporate Governance Committee.

In 2008, the Board had three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2008 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
John Carrington
Bruce Coleman		X*
Gene Hodges
John Schaefer	X		X*
Mark St.Clare	X*		X
Gary Sutton	X	X	X
Peter Waller		X

Total meetings in fiscal year 2008	8	13	5

*	Committee Chairperson

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to Websense. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

AUDIT COMMITTEE

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the 1934 Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; reviews and approves the appropriateness of any indemnification provisions with the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; reviews and approves or rejects transactions between Websense and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results of our quarterly financial statements. The Audit Committee has adopted a written Audit Committee Charter that is available to stockholders on our corporate website at http://investor.websense.com/.

The Board of Directors annually reviews the composition of the Audit Committee, including the Nasdaq listing standards’ definition of independence for Audit Committee members, and has determined that the Audit Committee is composed pursuant to Rule 4350(d)(2)(A) of the Nasdaq listing standards and that all members of our Audit Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Board of Directors has also determined that all members of the Audit Committee qualify as “audit committee financial experts,” as defined in applicable Securities and Exchange Commission (“SEC”) rules. The Board made a qualitative assessment of each Audit Committee member’s level of knowledge and experience based on a number of factors, including their formal education, experience as a principal financial officer for public reporting companies and/or experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year end December 31, 2008 with our management. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee also received the written disclosures and the letter from the independent accountants pursuant to rule 3526 of the Public Company Accounting Oversight Board (Communication with Audit Committees concerning independence) and discussed with the independent accountants the independent registered public accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Submitted by the Audit Committee of the Board of Directors,

    Mark S. St.Clare

    John F. Schaefer

    Gary E. Sutton

*	The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with the SEC, and is not deemed to be incorporated by reference into any filing of Websense under the 1933 Act or 1934 Act.

COMPENSATION COMMITTEE

All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee has adopted a written Compensation Committee Charter that is available to stockholders on our corporate website at http://investor.websense.com/.

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt and oversee our compensation strategy, policies, plans and programs including:

•

establishment of corporate and individual performance objectives relevant to the compensation of our executive officers, other senior management and directors and evaluation of performance in light of these stated objectives;

•

review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers and directors; and

•	administration of our equity compensation plans.

The Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to recommend its inclusion in proxy statements and other filings.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least quarterly, and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, with consultation among the CEO, the President and the General Counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice, or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any determination of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee direct, independent and confidential access to our other directors, management and personnel to carry out the Committee’s purpose. The Compensation Committee has authority to obtain compensation surveys, reports on the design and implementation of compensation programs for our directors, officers and employees, and other data and documentation, as well as authority to obtain, at the expense of Websense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In 2000, the Compensation Committee formed the Special Stock Award Committee of our Board of Directors, currently composed of our Chief Executive Officer, Gene Hodges, and our Chairman of the Board, John Carrington. The purpose of this delegation of authority is to ease option administration within Websense and to facilitate the timely grant of equity awards to all eligible individuals other than executive officers who are subject to the short-swing profit restrictions under Section 16 of the 1934 Act (“Section 16 Officers”), within specified guidelines provided by the Compensation Committee. The Board or the Compensation Committee must grant all equity awards to Section 16 Officers. As part of its oversight function, the Compensation Committee reviews the list of grants made by the Special Stock Award Committee.

The Compensation Committee reviews and determines, on an annual basis, the compensation to be paid to our Chief Executive Officer and each of our executive officers. On an annual basis, (a) the Compensation Committee, along with the Board of Directors, evaluates the performance of the Chief Executive Officer, (b) the Chief Executive Officer and President evaluate the performance of the various officers who directly or indirectly report to the Chief Executive Officer or President, respectively, and (c) the Chief Executive Officer evaluates the performance of the President. The Chief Executive Officer and President make recommendations to the Compensation Committee with respect to annual salary adjustments and annual stock option grants. The Compensation Committee can exercise its discretion in modifying any recommended salary adjustments or discretionary cash or equity-based awards to officers. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, executive and director stock ownership information, Websense stock performance data, analyses of historical executive compensation levels and current Websense and industry-wide compensation levels, including analyses of executive and director compensation paid at other companies identified through surveys conducted by reputable companies such as the Radford Executive Compensation Survey and the Culpepper Executive Compensation Survey or consultants such as Frederic W. Cook & Co., Inc.

The specific processes and determinations of the Compensation Committee with respect to executive compensation for fiscal year ended December 31, 2008 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, our Compensation Committee consists of Mr. Coleman, Mr. Sutton and Mr. Waller. Mr. Coleman served as our interim Chief Executive Officer from November 1998 to May 1999. No other member of the Compensation Committee has been a contractor, officer or employee of Websense at any time. None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any other company that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS*

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Submitted by the Compensation Committee of the Board of Directors,

    Bruce T. Coleman

    Gary E. Sutton

    Peter C. Waller

*	The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with the SEC, and is not deemed to be incorporated by reference into any filing of Websense under the 1933 or 1934 Act, other than our Annual Report on Form 10-K.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of Websense (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for Websense. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). Our Nominating and Corporate Governance Committee charter is available to stockholders on our corporate website at http://investor.websense.com/.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Websense, demonstrating excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. Under our Corporate Governance Guidelines, directors may serve no more than twelve years on Websense’s Board (excluding service prior to Websense’s initial public offering in March 2000) and directors may be on no more than four additional public company boards of directors. A Board member, including the Chief Executive Officer, who ceases to be actively employed in his or her principal business or profession, or experiences other changed circumstances that could pose a conflict of interest, diminish his effectiveness as a Board member, or otherwise be detrimental to us, shall offer to resign from the Board. The Nominating and Corporate Governance Committee will then evaluate whether the Board should accept the resignation based on a review of whether the individual continues to satisfy the Board’s membership criteria in light of his or her changed circumstances. Other than the limitations in the Corporate Governance Guidelines, the Nominating and Corporate Governance Committee retains the right to modify the director qualifications from time to time.

Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers age, skills, and such other factors as it deems appropriate given the current needs of the Board and Websense to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Websense during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair these directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses the Board’s and management’s network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee by majority vote. The Nominating and Corporate Governance Committee was formed in 2003. To date, the Nominating and Corporate Governance Committee has nominated incumbent director candidates, has not needed to identify or evaluate any new director candidates, and therefore has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. Our Corporate Governance Guidelines provide that any new director who is appointed by the Board prior to election by the stockholders will stand for election at our next annual meeting following the appointment.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 10240 Sorrento Valley Road, San Diego, California 92121, not less than 120 days prior to the first anniversary of the preceding year’s annual meeting. Submissions must include with respect to each person whom the nominating stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of Websense that are beneficially owned by the proposed nominee, (iv) the date or dates on which the shares were acquired and the investment intent of the acquisition, (v) a description of all arrangements or understandings between the nominating stockholder and the proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the nominating stockholder, and (vi) any other information relating to the proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the proposed nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected). The nominating stockholder must also include: (i) the name and address, as they appear on our books, of the nominating stockholder, (ii) the class and number of shares of Websense common stock which are beneficially owned by the nominating stockholder, and (iii) any material interest of the nominating stockholder in such nomination. To date, the Nominating and Corporate Governance Committee has not received, thus has not accepted nor rejected, any director nominees from a stockholder.

In March 2009, our Board amended our Corporate Governance Guidelines to include a set of Equity Ownership Guidelines, in order to align the interests of the directors with those of our stockholders and to promote our commitment to sound corporate governance. The Equity Ownership Guidelines apply to all of the non-employee members of the Board (each, a “Non-Employee Director”), and require each Non-Employee Director to accumulate and maintain a number of shares of our stock, restricted stock, or restricted stock units equal to three times the Non-Employee Director’s annual retainer divided by the closing price of our common stock on the later of the date our Board adopted the Equity Ownership Guidelines or the date the director first became a Non-Employee Director. Each Non-Employee Director should accumulate this number of shares within five years of the later of the date our Board adopted the Equity Ownership Guidelines or the date the director first became a Non-Employee Director. The required number of shares is recalculated on the first business day of each of our fiscal years and whenever a Board member’s annual retainer changes. If the required number of shares is recalculated within one year before the end of a Non-Employee Director’s five year compliance period, the Non-Employee Director should accumulate the required number of shares within one year following the date of the recalculation. This summary is qualified in its entirety by reference to the complete text of our Corporate Governance Guidelines, which can be obtained from our website at http://investor.websense.com/.

MAJORITY VOTING

In January 2007, we adopted a “Majority Voting” policy as part of our Corporate Governance Guidelines. The Majority Voting policy was amended and moved into our Bylaws in March 2009. Under this policy, a nominee for director shall be elected if the votes cast “for” such nominee’s election exceed fifty percent (50%) of the total number of votes cast with respect to such nominee’s election (a “Majority Vote”); provided, however, that directors shall be elected by a plurality of the votes cast at any Annual Meeting of Stockholders for which there is a contested election. If any nominee for director does not receive a Majority Vote at his or her election, other than in connection with a contested election, the director shall promptly tender his or her resignation to the Board of Directors and the Nominating and Corporate Governance Committee of the Board of Directors will undertake an evaluation of the appropriateness of the director’s continued service on the Board of Directors, and will make a recommendation to the Board of Directors as to whether it is appropriate to accept such director’s resignation. The Governance Committee may consider any facts and circumstances it deems relevant.

The Governance Committee’s evaluation will begin promptly following certification of the voting results and the Governance Committee will submit a recommendation to the Board of Directors promptly following completion of the evaluation. In reviewing the Governance Committee’s recommendation, the Board of Directors will consider the factors evaluated by the Governance Committee and any additional information and factors the Board believes to be relevant.

Any director who is the subject of the evaluation described in this section will not participate in Governance Committee or Board of Directors’ considerations of the appropriateness of his or her continued service, except to respond to requests for information. If a majority of the members of the Governance Committee are subject to this evaluation process, then the independent directors on the Board (as most recently determined by the Board pursuant to applicable Nasdaq guidelines) who are not subject to the evaluation will appoint a Board committee comprised of independent directors, who are not being evaluated, solely for the purpose of conducting the required evaluation. The special committee will make the recommendation to the Board otherwise required of the Governance Committee.

The Board of Directors will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have a formal process by which stockholders may communicate with the Board or any of our directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Corporate Secretary of Websense at 10240 Sorrento Valley Road, San Diego, California 92121. All communications will be compiled by the Corporate Secretary of Websense and submitted to the Board or the individual directors on a periodic basis. These communications will be reviewed by one or more officers of Websense designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with our Code of Business Conduct that relate to questionable accounting or auditing matters involving Websense will be promptly and directly forwarded to the Audit Committee.

LEAD INDEPENDENT DIRECTOR

The Board annually selects one independent director to serve as the Lead Independent Director for all meetings of the non-management directors held in executive session. The Lead Independent Director also has other authority and responsibilities that are described in the charter of the Lead Independent Director and in our Bylaws, both of which are available at http://investor.websense.com/. John F. Schaefer currently serves as the Lead Independent Director.

CODE OF BUSINESS CONDUCT AND CODE OF ETHICS

We have adopted a Code of Business Conduct which, together with the policies referred to therein, is applicable to all directors, officers and employees of Websense. In addition, we have adopted a Code of Ethics for the Chief Executive Officer, Senior Financial Officers and all Finance and Accounting Department Personnel (“Code of Ethics”). The Code of Business Conduct and the Code of Ethics cover all areas of professional conduct, including conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. We encourage all employees, officers and directors to promptly report any violations of any of our policies. In the event that an amendment to, or a waiver from, a provision of the Code of Business Conduct or Code of Ethics that applies to any of our directors or executive officers is necessary, we intend to post such information on our website. Copies of our Code of Business Conduct and our Code of Ethics can be obtained from our website at http://investor.websense.com/.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors has documented many of our governance practices in our Corporate Governance Guidelines in order to assure that the Board will have the necessary authority and practices in place to review and evaluate Websense’s business operations as needed and to make decisions that are independent of Websense’s management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The guidelines are reviewed annually and revised as necessary. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection and term limits, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, board committees, board and committee self-evaluation, director orientation and continuing education, director share ownership requirements and director compensation. The Corporate Governance Guidelines are available to stockholders on our corporate website at http://investor.websense.com/.

Proposal 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 and has further directed that management submit the selection of an independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since our initial public offering in March 2000. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Websense and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table shows aggregate fees billed to us for the fiscal years ended December 31, 2008 and December 31, 2007, by Ernst & Young LLP, our independent registered public accounting firm.

	Fiscal Year
	2008	2007
	(in thousands)
Audit Fees (for annual audit of the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting; reviews of our quarterly reports on Form 10-Q; review of the annual proxy statement; comfort letters and consents for Websense filings on Form S-8; and statutory and group audits required internationally)(1)	$1,321	$1,135
Audit-Related Fees (for consultation regarding financial accounting and reporting standards and due diligence related to acquisitions)(2)	114	428
Tax Fees (for U.S. and international income tax compliance, advice and planning)	53	2

Total Fees	$1,488	$1,565

(1)	Includes fees and out-of-pocket expenses, whether or not yet billed.
(2)	Includes amounts billed and related out-of-pocket expenses for services rendered during the year, including due diligence and other audit-related services pertaining to the SurfControl and PortAuthority acquisitions in 2007.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The Audit

Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All fees described in the table above were pre-approved by the Audit Committee.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the independence of the registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

Proposal 3

ELIMINATION OF THE CLASSIFICATION OF THE BOARD OF DIRECTORS

The Board of Directors has unanimously approved, and recommends that the stockholders approve amendments to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to declassify our Board of Directors.

Reason for Amendment and Effect of Amendment

The text of the proposed amendment to the Certificate of Incorporation, marked with deletions indicated by strike-outs and additions indicated by underlining, are attached to this proxy statement as Appendix A. The description of the amendment to the Certificate of Incorporation is only a summary of the material terms and is qualified by reference to the actual text as set forth in Appendix A.

Article VI of the Certificate of Incorporation currently divides our directors into three classes. Each class is elected for a three year term, with the terms staggered so that approximately one third of the directors stand for election each year. Classification is intended to preserve the continuity and experience of Board members and to allow us a level of protection against unfair treatment in takeover situations by eliminating the threat of abrupt removal of directors and making it more difficult and time consuming to take control of the Board of Directors.

However, many stockholder groups believe that classified boards reduce accountability and responsiveness of boards of directors by eliminating the ability to evaluate and elect all directors each year. In November 2008, one of our largest stockholders informally proposed that we consider making changes to some of our corporate governance practices, including the declassification of our Board of Directors. After careful consideration of the issue, the Board of Directors has determined that it would be in the best interests of Websense and the stockholders to eliminate the classification of the Board at this time. The Board is committed to ensuring maximum accountability of the Board to our stockholders, and the annual election of directors would provide stockholders with a means of evaluating each director each year. The Board considered that eliminating the classified board would reduce our antitakeover defenses and increase the risk of a coercive change of control of Websense that was not in the best interests of the stockholders as a whole. The Board, however, believes that the benefits of increased accountability outweigh these risks.

If adopted, this proposal would eliminate the classification of the Board of Directors, requiring every director to stand for election each year at our annual meeting. As each director’s three year term expires, that director would begin standing for election for one year terms. As a result, three of the directors would be elected for one year terms at the 2009 annual meeting. Five directors then would be elected for one year terms at the 2010 annual meeting, with all the directors being elected for one year terms starting with the 2011 annual meeting.

If the declassification of the Board is approved by our stockholders, the Board of Directors has also approved an amendment to Section 3.1 of our Bylaws which conform the Bylaws to the Certificate of Incorporation regarding the declassification of the Board described above.

The affirmative “FOR” vote of the holders of a majority of the outstanding shares of our common stock will be required to approve this amendment to our Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as an “AGAINST” vote.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

Proposal 4

ELIMINATION OF THE SUPERMAJORITY VOTE REQUIRED

FOR STOCKHOLDERS TO AMEND THE BYLAWS

The Board of Directors has unanimously approved, and recommends that the stockholders approve an amendment to our Bylaws to eliminate all supermajority voting requirement for stockholders to amend our Bylaws.

Reason for Amendment and Effect of Amendment

The text of the proposed amendment to our Bylaws, marked with deletions indicated by strike-outs and additions indicated by underlining, is attached to this proxy statement as Appendix B. The description of the amendment to our Bylaws is only a summary of the material terms and is qualified by reference to the actual text as set forth in Appendix B.

Section 10.1(b) of our Bylaws requires the affirmative vote of the holders of at least 66 2/3% of the voting power of our outstanding stock for stockholders to amend certain sections of our Bylaws, in addition to any other vote required by applicable law, the Certificate of Incorporation, individual Bylaws sections or any preferred stock which may be outstanding at the time. This heightened voting threshold to change our Bylaws applies to certain provisions of our Bylaws, including those that relate to the following:

•	the size of the Board of Directors;

•	the conduct of annual meeting of stockholders;

•	the advance notice provisions relating to business to be brought before annual and special meetings of stockholders and nominations of directors;

•	the purpose and right to call special meetings of stockholders, which may be called only by the President, Chief Executive Officer or Chairman of the Board;

•	the ability of stockholders to act by written consent in lieu of a meeting;

•	the division of the Board into classes with staggered terms; and

•	the removal of directors.

Section 3.2 of our Bylaws provides that at the annual meeting, the stockholders, by a 66 2/3% vote, can set the exact number of directors serving on the Board of Directors within the range established by our Bylaws. The Bylaw amendment would change the 66 2/3% vote requirement to a majority vote requirement.

The supermajority voting provision was intended to provide some protection against self-interested actions by one or a few large stockholders who might seek changes to our Bylaws to facilitate a change of control of Websense, and to encourage persons making unsolicited bids for Websense to negotiate with the Board. However, many stockholder groups believe that a supermajority voting provision reduces accountability and responsiveness of board of directors by limiting the stockholders’ ability to effect changes relating to a company’s corporate governance. For example, Shamrock Activist Value Fund submitted a formal stockholder proposal under Section 14a-8 of the 1934 Act to eliminate the supermajority provision in the Bylaws. After careful consideration of the issue, the Board of Directors has determined that it would be in Websense’s best interests and the best interests of our stockholders to eliminate this supermajority voting provision in Section 3.2 and Section 10.1(b) of our Bylaws in order to give our stockholders greater control over our Bylaws and enhance accountability.

If adopted, this proposal would amend our Bylaws by amending Section 3.2 to only require a majority vote of the stockholders to fix the number of our Board of Directors and by eliminating Section 10.1(b). As a result, stockholder amendments to our Bylaws sections referenced in Section 10.1(b) could be amended in the future by a majority vote of the stockholders eligible to vote.

The affirmative “FOR” vote of the holders of 66 2/3% of the outstanding shares of our common stock will be required to approve this amendment to our Bylaws. As a result, abstentions and broker non-votes will have the same effect as an “AGAINST” vote.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

Proposal 5

APPROVAL OF 2009 EQUITY INCENTIVE PLAN

Our 2009 Equity Incentive Plan, or the “2009 Plan,” was adopted by the Board on March 9, 2009, subject to stockholder approval. The 2009 Plan is the successor to and continuation of our Amended and Restated 2000 Stock Incentive Plan and our 2007 Stock Incentive Assumption Plan, or together, the “Prior Plans.” All outstanding stock awards granted under the Prior Plans will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the Prior Plans; provided, however, that any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to the exercise or settlement, shall become available for issuance pursuant to stock awards granted under the 2009 Plan. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plans as of the effective date of the 2009 Plan shall become available for issuance pursuant to stock awards granted under the 2009 Plan.

This Proposal 5 seeks an increase in the number of shares that may be issued under the 2009 Plan beyond those reserved for issuance under the Prior Plans by 5,250,000 shares. At April 17, 2009, stock awards (net of cancelled or expired awards) covering an aggregate of 11,145,009 shares were outstanding under the Prior Plans and 1,325,715 shares remained available for future grant under the Prior Plans.

The approval of the 2009 Plan will allow us to continue to grant stock options and other awards at levels determined appropriate by our Board. The 2009 Plan will also provide us with flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock-based awards, including stock appreciation rights, restricted stock awards, restricted stock unit awards, and performance stock awards. Further, the 2009 Plan will allow us to implement our annual cash incentive programs under a plan that qualifies under Section 162(m) of the Internal Revenue Code of 2006 or the “Code.” Accordingly, the 2009 Plan will allow us to utilize multiple types of equity incentives and performance cash incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders.

In connection with our stock-based compensation programs, we seek to balance the need to maintain a talented resource pool in a highly competitive business with efforts to closely monitor our stock award “burn rate,” which is defined as the number of shares subject to stock awards granted in a fiscal year divided by the weighted average common shares outstanding for that fiscal year. In connection with the approval of the 2009 Plan and in order to address any potential stockholder concerns regarding the number of stock awards we intend to grant in a given year, our Board commits to our stockholders that for the next three fiscal years, beginning with the fiscal year ending December 31, 2009, the “burn rate” under the 2009 Plan shall not exceed 6.76% per year on average. For purposes of calculating the number of shares granted in a year, each share subject to a stock award other than an option or stock appreciation right will count as equivalent to (i) 1.5 shares if our annual stock price volatility is 54.6% or higher, (ii) two shares if our annual stock price volatility is 36.1% or higher and less than 54.6%, (iii) 2.5 shares if our annual stock price volatility is 24.9% or higher and less than 36.1%, (iv) three shares if our annual stock price volatility is 16.5% or higher and less than 24.9%, (v) 3.5 shares if our annual stock price volatility is 7.9% or higher and less than 16.5% and (vi) four shares if our annual stock price volatility is less than 7.9%.

In this Proposal 5, stockholders are requested to approve the 2009 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the adoption of the 2009 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Our Board of Directors recommends that the stockholders vote FOR the approval of the 2009 Plan.

Description of the 2009 Equity Incentive Plan

The material features of the 2009 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2009 Plan. Stockholders are urged to read the actual text of the 2009 Plan in its entirety, which is appended to this proxy statement as Appendix C.

Background

The terms of the 2009 Plan provide for the grant of both non-qualified and incentive stock options, restricted stock, restricted stock units, stock appreciation rights, other stock-related awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

If this Proposal 5 is approved, the total number of shares of our common stock reserved for issuance under the 2009 Plan will consist of:

•	the number of shares remaining available for future grant under the Prior Plans as of June 16, 2009; plus

•

the number of shares that are subject to stock awards outstanding under the Prior Plans as of June 16, 2009 that subsequently terminate prior to exercise and would otherwise be returned to the share reserves under the Prior Plans; plus

•	5,250,000 shares.

We call this aggregate number the “Share Reserve.” The number of shares available for issuance under the 2009 Plan is reduced by (i) one share for each share of common stock issued pursuant to an option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) 1.8 shares for each share of common stock issued pursuant to restricted stock, restricted stock units, performance stock awards, or other non-option stock awards granted under the 2009 Plan. The Share Reserve under the 2009 Plan may be exceeded so long as the number of shares of common stock actually issued upon the vesting or exercise of equity awards made under the 2009 Plan does not exceed the Share Reserve.

As of January 2, 2009, there were 1,656,640 shares of common stock (plus any shares that might in the future be returned to the plan as a result of cancellation or expiration of options) available for future grant under the Prior Plans. In addition, as of such date, options covering an aggregate of 10,633,352 shares were outstanding and awards other than options and stock appreciation rights covering an aggregate of 335,687 shares were outstanding. The weighted average exercise price of all options outstanding as of January 2, 2009 was approximately $21.94 and the weighted average remaining term of such options was approximately 5.14 years. A total of 44,339,767 shares of our common stock were outstanding as of April 17, 2009. As of January 2, 2009, no other shares were subject to issuance upon the conversion of convertible securities.

If we issue common stock pursuant to a stock award and the common stock is later forfeited, then the forfeited shares will become available for issuance under the 2009 Plan. To the extent that the forfeited shares had counted as 1.8 shares against the number of shares available under the 2009 Plan, then the number of shares of common stock available for issuance under the 2009 Plan will increase by the 1.8 shares. Any shares we reacquire pursuant to our withholding obligations or as consideration for the exercise of an option, however, do not become available for issuance under the 2009 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the tendered shares do not become available for issuance under the 2009 Plan.

Eligibility

All of our approximately 1,300 employees and our directors and consultants are eligible to participate in the 2009 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2009 Plan only to our employees and employees of our affiliates. Our policy is not to award incentive stock options.

Administration

The 2009 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the plan to a committee (except that the authority to administer the non-discretionary grant program may not be delegated to a committee). Our Board of Directors has delegated administration of the 2009 Plan to our Compensation Committee and an additional Special Stock Award Committee created by the Board that has separate but concurrent jurisdiction with the Compensation Committee to make certain discretionary equity awards under the 2009 Plan to all eligible individuals other than Section 16 Officers. Subject to the terms of the 2009 Plan, each of our Compensation Committee and our Special Stock Award Committee may determine the recipients, numbers and types of stock awards to be granted, and terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, each of our Compensation Committee and our Special Stock Award Committee also determines the fair market value applicable to a stock award and the exercise price of options granted under the 2009 Plan.

At the discretion of the Board, the Compensation Committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. Our Compensation Committee has the authority to delegate certain administrative powers to a subcommittee of one or more members. Our Special Stock Award Committee is comprised of two subcommittees, each of which have the full power of the Special Stock Award Committee. As used herein, except as explicitly stated otherwise, with respect to the 2009 Plan, the “Board” refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself.

Repricing

Under the 2009 Plan, the Board and the administrator of the plan do not have the authority to reprice any outstanding equity awards by reducing the exercise price of the stock award or cancelling any outstanding stock awards in exchange for cash or other stock awards under the plan without the approval of our stockholders (which approval must be obtained within 12 months prior to the repricing event).

Options

Options may be granted under the 2009 Plan pursuant to stock option agreements. The Plan permits the grant of options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant and, in some cases (see “Limitations” below), may not be less than 110% of such fair market value.

In general, the term of stock options granted under the 2009 Plan may not exceed seven years. Unless the terms of an optionholder’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to (i) disability, the optionholder may exercise any vested options for up to 12 months after the date the service relationship ends or (ii) death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 18 months after the date the service relationship ends. Except as explicitly provided otherwise in an optionholder’s award agreement, if an optionholder’s service relationship with us, or any affiliate of ours, is terminated for cause, all options terminate upon the date on which the event giving rise to the termination occurred, and the optionholder is prohibited from exercising any option from the time of such termination. If an optionholder’s service relationship with us, or any affiliate of ours, ceases for any reason other than for cause or upon disability or death, the optionholder may exercise any vested options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. In no event may an option be exercised after its expiration date. Under the 2009 Plan, the option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of an option would violate our insider trading policy. In no event, however, may any option be exercised beyond the expiration of its term.

Acceptable forms of consideration for the purchase of our common stock issued under the 2009 Plan will be determined by our Board and may include cash, check, bank draft or money order made payable to us, common stock previously owned by the optionholder, payment through a broker assisted exercise or, for NSOs only, a net exercise feature, or other legal consideration approved by our Board.

Options granted under the 2009 Plan may become exercisable in cumulative increments, or “vest,” as determined by our Board at the rate specified in the option agreement. Shares covered by different options granted under the 2009 Plan may be subject to different vesting schedules as our Board may determine. Vesting can be time based or performance based or can be a hybrid of performance and time based vesting. The Board also has flexibility to provide for accelerated vesting of equity awards in certain events. The Board and Compensation Committee intend to continue to grant stock options and restricted stock units to our officers with accelerated vesting in the event of a change of control of Websense as defined in the 2009 Plan and a termination of the service of the participant without cause within 18 months of the closing of the change of control. Stock options and restricted stock units awarded to directors will have accelerated vesting upon a change of control of Websense.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of any ISO award must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs is twice the number of shares of common stock in the Share Reserve. In addition, no employee may be granted options, stock appreciation rights, or other stock awards under the 2009 Plan covering more than 2,000,000 shares of our common stock in any calendar year.

Restricted Stock Awards

Restricted stock awards will be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s past or future services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the Board. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by our Board. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Restricted Stock Unit Awards

Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Board. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock as deemed appropriate by our Board, or in any other form of consideration determined by our Board and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights will be granted pursuant to a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by our Board or our authorized committee, but shall in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Our Board may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in any combination of the two, or any other form of legal consideration approved by our Board and contained in the stock appreciation right agreement. Stock appreciation rights shall be subject to the same conditions upon termination and restrictions on transfer as stock options under the 2009 Plan.

Performance Awards

The 2009 Plan provides for the grant of two types of performance awards: performance stock awards and performance cash awards. Performance awards may be granted, vest or exercised based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by our Board. The maximum amount to be granted to any individual in a calendar year attributable to such performance awards may not exceed 2,000,000 shares of our common stock in the case of performance stock awards, or $5,000,000 in the case of performance cash awards.

Performance goals under the 2009 Plan shall be determined by our Board, based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholders’ equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) new business billings; and (xxxiv) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. These performance criteria can be calculated under generally accepted accounting principles (“GAAP”) or can be calculated using non-GAAP results as predetermined by the Board when establishing the performance goals.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2009 Plan. Our Board will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board.

Non-Discretionary Grant Program

The non-discretionary grant program under the 2009 Plan provides for the automatic grant of nonstatutory stock options and restricted stock units to non-employee members of our Board, or Non-Employee Directors, over their period of service on the Board as described below.

On the date of each annual meeting of stockholders, each Non-Employee Director will receive a nonstatutory option to purchase 11,000 shares of common stock and a restricted stock unit covering $40,000 of common stock, with the number of shares of common stock underlying the restricted stock award to be equal to the quotient of $40,000 divided by the closing price of the common stock on the date of the annual award (the “annual award”). Each annual award is made on the date of each annual stockholders’ meeting. The shares subject to both the option and the restricted stock units shall vest, and any repurchase right, shall lapse, in a series of twelve successive equal monthly installments upon the individual’s completion of each month of service as a Board member measured from the annual award date. Any Non-Employee Director who is appointed to fill a vacancy on the Board of Directors on a date other than the date of the annual meeting of stockholders, will receive an initial nonstatutory stock option grant, with the number of shares of common stock for the annual award prorated based upon the number of days that have lapsed since the date of the most recent annual meeting of stockholders and the first day of the new director’s service on the Board. The initial restricted stock unit award will be prorated on the same basis using the number of shares underlying the last annual restricted stock unit award made to Non-Employee Directors. The initial option grant and initial restricted stock award will vest monthly over the period from the calendar month after the date the new director commenced service on the board through the 12-month anniversary of the prior year’s annual meeting of stockholders. The initial option grant and initial restricted stock awards for a new director will be made on the last trading day of the calendar month in which the director commenced service on the Board.

The exercise price of each option granted under the non-discretionary grant program is 100% of the fair market value of the common stock subject to the option on the date of grant. While an individual is providing continuous service as a Non-Employee Director, each option granted under the non-discretionary grant program is immediately exercisable for all shares subject to the option; however, any unvested shares acquired under such option will be subject to our repurchase option or any other restriction our Board determines is appropriate, should the director terminate service prior to vesting in those shares.

The maximum term of options granted under the non-discretionary grant program is seven years. Unless specified otherwise in the option agreement, annual grants generally terminate within thirty-six months after termination of the Non-Employee Director’s continuous service for any reason, including termination due to the individual’s disability or death. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term. Vesting of options accelerate fully upon a change of control of Websense.

The remaining terms and conditions of each option granted under the non-discretionary grant program is set forth in an option agreement in the form adopted from time to time by the Board.

Restricted stock unit awards will be granted pursuant to restricted stock unit agreements. Any required tax withholding can be deducted from the vested shares of common stock to be delivered under the restricted stock unit agreements. Vesting of restricted stock units will accelerate fully upon a change of control of Websense. Restricted stock units that have not vested will be forfeited upon the director’s termination of continuous service for any reason other than a change of control. Shares that vest under each restricted stock unit award will be distributed to the participant on the earlier of twelve months after the award date or the date of separation of service from the Board of Directors.

The Board will review the terms of the non-discretionary grant program if the market price of our common stock changes by more than 50% from the common stock price on March 9, 2009 or if the Board determines that reconsideration is otherwise warranted, and may change the number of shares subject to the annual stock options, the dollar amount of the restricted stock units or make other changes in the non-discretionary program to the extent consistent with the 2009 Plan.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split or stock dividend, the class and number of shares reserved under the 2009 Plan (including share limits) and the class and number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Corporate Transactions

In the event of certain corporate transactions, all outstanding stock awards under the 2009 Plan may be assumed, continued or substituted for by any surviving entity. If the surviving entity elects not to assume, continue or substitute for such awards, the vesting of such stock awards held by persons whose service with us has not terminated generally will be accelerated in full and such stock awards will terminate if and to the extent not exercised at or prior to the effective time of the corporate transaction and our repurchase rights will generally lapse.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as provided in the stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no acceleration shall occur.

Plan Amendments

Our Board will have the authority to amend or terminate the 2009 Plan. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2009 Plan as required by applicable law.

Plan Termination

Unless sooner terminated by our Board, the 2009 Plan shall automatically terminate on the day before the tenth anniversary of the date the 2009 Plan is adopted by the Board or approved by our stockholders, whichever is earlier.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2009 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s tax basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the 2009 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2009 Plan.

Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s tax basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Compensation of persons who are our “covered employees” is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The 2009 Plan is intended to enable the Board or Compensation Committee to make awards, including cash performance awards, that will be exempt from the deduction limits of Section 162(m).

New Plan Benefits

We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the 2009 Plan. The first table below sets forth information about awards granted under our Prior Plans to the named executive officers, all current executive officers as a group, all non-employee directors as a group, and all non-executive employees and consultants as a group in 2008. On January 21, 2009, the Compensation Committee approved the award of restricted stock units to each of our named executive officers under our Prior Plans, and as a result, it currently is not expected that officers would receive equity awards under the 2009 Plan during fiscal year 2009. If the 2009 Plan is approved by our stockholders at this annual meeting, our non-employee directors will receive their annual awards under the 2009 Plan. If the 2009 Plan is not approved, it is expected that the 2000 Plan will be amended to effect the changes to the director compensation plan that are reflected in the non-discretionary awards in the 2009 Plan. Accordingly, the second table below sets forth the proposed annual awards to be made under the 2009 Plan to our non-employee directors, individually and as a group, in connection with this annual meeting. On April 17, 2009, the closing price of our common stock on NASDAQ was $16.49 per share.

New Plan Benefits—Awards Granted in 2008 under the Prior Plans

Name	Number of Securities Underlying Restricted Stock Unit Awards Granted	Number of Securities Underlying Options Granted	Weighted Average Option Exercise Price Per Share ($)
Gene Hodges	20,000	200,000	$18.74
John R. McCormack(1)	5,000	50,000	$18.74
Douglas C. Wride(1)	10,000	100,000	$18.74
Dudley Mendenhall(2)	5,000	50,000	$18.74
Michael A. Newman	4,000	90,000	$19.72
Executive Group (5 persons)	44,000	490,000	$18.92
Non-Employee Director Group (6 persons)	0	75,000	$18.07
Non-Executive Officer Employee and Consultant Group (725 persons)	247,770	2,153,725	$19.20

2009 Equity Incentive Plan

Name	Number of Securities Underlying Restricted Stock Unit Awards Granted(3)	Number of Securities Underlying Options Granted	Weighted Average Option Exercise Price Per Share ($)(3)
John Carrington	2,425	11,000	$16.49
Bruce Coleman	2,425	11,000	$16.49
John Schaefer	2,425	11,000	$16.49
Mark St.Clare	2,425	11,000	$16.49
Gary Sutton	2,425	11,000	$16.49
Peter Waller	2,425	11,000	$16.49
Non-Employee Director Group (6 persons)(4)	14,550	66,000	$16.49

(1)	Mr. McCormack was promoted from Senior Vice President, Product Development to President on April 16, 2009. Mr. Wride resigned from his position as President on April 16, 2009 in order for Mr. McCormack to be named President and continues to serve as our Chief Financial Officer and Chief Operating Officer.
(2)	Mr. Mendenhall resigned from Websense effective March 27, 2009.
(3)	The number of shares of common stock underlying restricted stock and the exercise price of stock options assumes that the closing price of our common stock on June 16, 2009 is the same as of the closing price of $16.49 on April 17, 2009.
(4)	On June 16, 2009, each of our non-employee directors is scheduled to receive a nonstatutory stock option to purchase 11,000 shares of our common stock and $40,000 in restricted stock units, with the number of shares of common stock to be determined by the quotient of $40,000, divided by the closing market price on the award date. These options and restricted stock units will vest in a series of 12 successive equal monthly installments during each non-employee director’s continuous service over the one year period measured from the date of grant.

Interest of Certain Persons in the 2009 Plan

Stockholders should understand that our directors, executive officers and other employees may be considered as having an interest in the approval of the 2009 Plan because they may, in the future, receive awards under it. Nevertheless, the Board believes that it is important to our growth and long-term success to be able to continue to offer these incentives.

Required Vote and Board of Directors Recommendation

Approval of Proposal 5 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.

Our Board of Directors believes that approval of Proposal 5 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 5.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. By execution of the enclosed proxy, you grant discretionary authority with respect to such other matters.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 28, 2009 by: (i) each director and nominee for director, (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of Websense as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

Except as otherwise noted, the address of each person listed in the table is c/o Websense, Inc., 10240 Sorrento Valley Road, San Diego, California 92121. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares shown as beneficially owned. The applicable percentage of ownership for each stockholder is based on 44,752,550 shares of common stock outstanding as of February 28, 2009, together with applicable options for that stockholder. Shares of common stock issuable upon exercise of options and other rights beneficially owned that are exercisable on or before April 29, 2009 are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights but are not deemed outstanding for computing the percentage ownership of any other person.

Name and Address	Number of Shares Beneficially Owned	Percent (%)
Named Executive Officers, directors and nominees for directors:
Gene Hodges(1)	855,987	1.88%
John R. McCormack(2)	156,666	*
Douglas C. Wride(3)	594,005	1.31%
Dudley Mendenhall(4)	80,084	*
Michael A. Newman(5)	116,666	*
John B. Carrington(6)	257,276	*
Bruce T. Coleman(7)	117,500	*
John F. Schaefer(8)	108,500	*
Mark St.Clare(9)	64,500	*
Gary E. Sutton(10)	54,880	*
Peter C. Waller(11)	102,500	*

5% Stockholders
Shamrock Activist Value Fund(12) 4444 Lakeside Drive Burbank, CA 91505	3,912,411	8.74%

Osterweis Capital Management(13) One Maritime Plaza Suite 800 San Francisco, CA 94111	3,456,777	7.72%

Barclays Global Investors(14) 400 Howard Street San Francisco, CA 94105	3,093,977	6.91%

AXA Financial, Inc.(15) 25 Avenue Matignon 75008 Paris, France	2,991,877	6.69%
All of our executive officers and directors as a group (11 persons)(16)	2,508,564	5.33%

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	Includes 758,333 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2009.
(2)	Includes 156,666 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2009.
(3)	Includes 585,249 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2009. Also includes 2,600 shares of common stock held by Mr. Wride’s daughter and 2,850 shares of common stock held by Mr. Wride’s son.
(4)	Includes 79,166 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2009. Mr. Mendenhall resigned from Websense effective March 27, 2009.
(5)	Includes 116,666 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2009.
(6)	Includes 257,276 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2009, of which 12,500 shares remain unvested and therefore subject to certain rights of repurchase by Websense.
(7)	Includes 47,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2009, of which 12,500 shares remain unvested and therefore subject to certain rights of repurchase by Websense.
(8)	Includes 102,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2009, of which 12,500 shares remain unvested and therefore subject to certain rights of repurchase by Websense.
(9)	Includes 62,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2009, of which 12,500 shares remain unvested and therefore subject to certain rights of repurchase by Websense.
(10)	Includes 52,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2009, of which 12,500 shares remain unvested and therefore subject to certain rights of repurchase by Websense.
(11)	Includes 102,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2009, of which 12,500 shares remain unvested and therefore subject to certain rights of repurchase by Websense.
(12)	A report on Schedule 13D/A filed with the SEC on November 18, 2008, indicates that 3,907,697 shares are owned by Shamrock Activist Value Fund, LP (“SAVF”), 2,357 shares are owned by Shamrock Activist Value Fund II, LP (“SAVF II”), and 2,357 shares are owned by Shamrock Activist Value Fund III, LP (“SAVF III” and, collectively with SAVF and SAVF II, the “Shamrock Activist Value Fund”). As the general partner of each of SAVF, SAVF II and SAVF III, Shamrock Activist Value Fund GP, L.L.C. (the “General Partner”) may be deemed to beneficially own the 3,912,411 shares owned by the Shamrock Activist Value Fund. As the managing member of the General Partner, Shamrock Partners Activist Value Fund, L.L.C (“Shamrock Partners”) may be deemed to beneficially own the 3,912,411 shares owned by Shamrock Activist Value Fund. Shamrock Partners has sole voting and dispositive power with respect to the 3,912,411 shares owned by Shamrock Activist Value Fund by virtue of its authority to vote and dispose of such shares. Stanley P. Gold and Shamrock Holdings of California, Inc. (which is a wholly owned subsidiary of Shamrock Holdings, Inc. (“SHI”)) are managing members of Shamrock Partners, so they may be deemed to beneficially own the shares that may be deemed to be beneficially owned by Shamrock Partners. Mr. Gold disclaims beneficial ownership of such shares. Mr. Denis A. Johnson is a Vice President of Shamrock Partners and the Portfolio Manager of the Shamrock Activist Value Fund, and as such has primary responsibility for portfolio investment decisions relating to the Shamrock Activist Value Fund. As a result, Mr. Johnson may be deemed to beneficially own the shares that may be deemed to be beneficially owned by such entities, however, Mr. Johnson disclaims beneficial ownership of such shares. A report on Schedule 13D/A filed with the SEC on October 3, 2008, indicates that Roy Patrick Disney, Susan Disney Lord, Abigail Edna Disney and Timothy J. Disney own an aggregate of approximately 45.4% of the common stock of SHI, and that Mr. Gold is the sole trustee of four trusts established for the benefit of Roy Patrick Disney, Susan Disney Lord, Abigail Edna Disney and Timothy J. Disney, which hold an aggregate of approximately 50% of SHI common stock. Each of the foregoing persons may be deemed to beneficially own the 3,912,411 shares owned by Shamrock Activist Value Fund, pursuant to Rule 13d-3 under the 1934 Act.
(13)	A report on Schedule 13G/A filed with the SEC on February 13, 2009, indicates that 1,341,673 shares are owned by Osterweis Capital Management, Inc. and 2,115,104 shares are owned by Osterweis Capital Management, LLC. John S. Osterweis is the President of each of the foregoing entities and is deemed to be a control person pursuant to Rule 13d-1(b)(1)(ii)(G) under the 1934 Act.

(14)	A report on Schedule 13G filed with the SEC on February 5, 2009, indicates that 1,183,444 shares are owned by Barclays Global Investors, N.A. (“BGI N.A.”), 1,880,748 shares are owned by Barclays Global Fund Advisors (“BGFA”) and 29,785 shares are owned by Barclays Global Investors, LTD (collectively with BGI N.A. and BGFA, “Barclays Global Investors”). Barclays Global Investors reported that it had sole dispositive power for 3,093,977 of the shares and sole power to vote 2,385,109 of the shares. The address for Barclays Global Investors, LTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH.
(15)	A report on Schedule 13G filed with the SEC on February 13, 2009, indicates that 867,981 shares are held by AllianceBernstein L.P. (“AB LP”), 125,840 shares are held by AXA Equitable Life Insurance Company (“AXA Life”), 1,948,056 shares are held by AXA Rosenberg Investment Management LLC (“AXA Rosenberg”), and 50,000 shares are held by AXA Framlington. AB LP and AXA Life are subsidiaries of AXA Financial, Inc (“AXA Financial”). AXA Rosenberg, AXA Framlington and AXA Financial are subsidiaries of AXA. AXA is controlled by AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, as a group (together, “Mutuelles AXA”). AXA reported that it had sole dispositive power for 2,991,877 of the shares and sole power to vote 1,822,792 of the shares. The address for Mutuelles AXA is 26, rue Drouot, 75009 Paris, France, and the address for AXA Financial is 1290 Avenue of the Americas, New York, New York 10104.
(16)	Includes 2,320,856 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2009, of which 75,000 shares remain unvested and therefore subject to certain rights of repurchase by Websense.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Websense. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Websense with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to Websense and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of the Board of Directors (the “Committee”), under its charter, is charged with, among other things: (1) determining the cash and non-cash compensation of our named executive officers, (2) evaluating the performance of our named executive officers, and (3) exercising the authority of the Board of Directors with respect to the administration of our stock-based and other incentive compensation plans.

Compensation Philosophy

The Committee believes that the most effective executive compensation programs are designed to attract and retain key employees, reward the achievement of annual and strategic corporate and individual objectives, and reward superior performance. The compensation plans must be integrated with our short-term and long-term objectives and strategic goals, which are designed to align the interests of our key employees with the interests of our stockholders and ensure that compensation is meaningfully related to the value created for our stockholders. The Committee evaluates both performance and compensation to make sure that compensation provided to key employees remains competitive relative to the compensation paid to executives at peer companies. The Committee believes that our compensation programs should include short and long-term components, cash and equity-based compensation and should reward performance as measured against established Websense goals.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for our executive officers, and reviews compensation decisions made by our Chief Executive Officer (“CEO”) and President for our non-executive officers. The Committee, along with the Board of Directors, evaluates the performance of the CEO on an annual basis. The CEO and President evaluate the performance of the various officers who directly or indirectly report to the CEO or President, respectively. The CEO also evaluates the performance of the President. The CEO or President, as applicable, then makes recommendations to the Committee with respect to annual salary adjustments and annual equity awards. The Committee can exercise its discretion in modifying any recommended salary adjustments or discretionary cash or equity-based awards to any executive or non-executive officers.

The Special Stock Award Committee of our Board of Directors consists of our CEO, Gene Hodges, and our Chairman of the Board, John Carrington. The Special Stock Award Committee has the authority to make discretionary stock option and restricted stock unit grants (“RSUs”) under our 2000 Amended and Restated Stock Incentive Plan (the “2000 Plan”) and our 2007 Stock Incentive Assumption Plan (the “2007 Plan”), and, if approved by our stockholders, under our 2009 Equity Incentive Plan (the “2009 Plan”) to all eligible individuals other than Section 16 Officers. The Board or the Committee must grant all equity awards to Section 16 Officers. The Committee has established guidelines for equity awards to new employees and for promotions based upon salary grades within Websense. It has been the policy of the Board of Directors that stock option awards to new hires or in connection with promotions, including to Section 16 Officers, be made at the closing stock market price on the last business day of the month in which the employee commenced employment or was promoted. The Committee has decided to primarily grant RSUs instead of stock options commencing in early 2009, and RSUs are generally granted once per quarter for employees commencing employment or being promoted during the prior three months. The Committee reviews the grants made by the Special Stock Award Committee to ensure that grants are made consistent with these guidelines.

Setting Executive Compensation

The Committee reviews and determines, on an annual basis, the compensation to be paid to our CEO, President, and our other executive officers, and reviews and adjusts, as the Committee deems necessary, the compensation to be paid to our non-executive officers. The Committee did not use the services of a compensation consultant in connection with the determination of base salaries for 2008 or the design of the cash incentive plans for 2008. In May 2008, the Committee retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”) to perform an overall assessment of our executive compensation programs, including potential changes to the programs. FW Cook compared our programs to the compensation programs of peer group companies selected by FW Cook and compared the compensation of certain of our executive officers to comparable officers of the peer group companies. FW Cook then recommended certain changes to the equity award programs.

The peer companies selected by FW Cook consisted of 18 business software and services firms, including like-sized security software competitors, with market capitalization and revenue in a generally similar range. The peer companies are listed below.

McAfee	Blue Coat Systems
Secure Computing	SonicWall
MicroStrategy	Wind River Systems
TIBCO Software	SiRF Technology
F5 Networks	SkillSoft
MTS Systems	SPSS
Informatica	Blackbaud
ACI Worldwide	Cognex
Macrovision	VASCO Data Security

As described below, the Committee used the results of this review and recommendations to make changes to our annual equity awards and approved the wider use of RSUs in lieu of stock option grants. The Committee also retained FW Cook in connection with the Committee’s assessment, design and adoption of change of control severance plans described below. The Committee did not use data from the FW Cook study for benchmarking of any compensation.

Executive Compensation Components

The compensation program for our CEO, President and other executive officers consists principally of base salary, annual cash incentive compensation, long-term compensation in the form of stock options, time and performance based RSUs, and severance/termination protection (“Total Compensation”). Our policy for allocating between long-term and currently-paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing annual cash incentives to reward annual performance against specific Websense goals and long term compensation to maximize the creation of long-term value for us and our stockholders. The Committee has not established a formula for allocating the Total Compensation among base compensation, annual cash incentive compensation and long term equity- based compensation. Instead, the Committee reviews each element of the compensation program, as described in more detail below, and makes annual decisions with respect to an element of compensation and then reviews the total compensation resulting from those decisions to determine whether the Committee believes the resulting Total Compensation package is consistent with the Committee’s compensation policies, weighted toward performance–based compensation and competitiveness. As described above, the Committee also periodically assesses the design and elements of our compensation programs as it did in 2008.

As a result of economic conditions and the performance of our stock price in 2008, a substantial number of the stock options held by executives have an exercise price less than our current stock price. The Committee considered the performance of the stock price in connection with the adoption of new change of control severance plans and in deciding to expand the use of RSUs in lieu of stock options as described in “Long-Term Incentive Compensation” below.

Base Salary

We intend to provide a regular source of income to our named executive officers through base salaries. The base salaries of our named executive officers in 2008 ranged from approximately 20% to 40% of their Total

Compensation, with a positive correlation between the degree of compensation at risk and the level of an executive’s responsibility. Base salary levels for our CEO, President and other executive officers recognize the experience, skills, knowledge and responsibilities required of each officer. The Committee considers base salary and variable compensation separately, as well as combined as a total compensation package. For newly hired officers, the Committee considers the compensation of the individual at his or her prior employer, the compensation packages of comparable officers at publicly-traded technology companies of comparable size, the compensation packages of recently hired software officers in corresponding positions in California and competitive hiring factors.

The Committee reviews each officer’s salary once a year and may increase each officer’s salary to reflect promotions or changes in level of responsibility, performance based factors, as well as competitive conditions. The Committee does not apply specific formulas to determine increases. Generally, officer salaries are adjusted effective January 1 of each year for commission-based officers and in March for non-commissioned officers, including our CEO and President. In establishing the 2008 base salaries of our CEO, President and our executive officers, the Committee took into account a number of factors, including the recommendations of the CEO (except as to his own compensation), the executive’s seniority, position, including any job promotion or functional role changes, level of responsibility over the prior twelve months, his or her contribution to Websense over the prior twelve months and pay levels for similar positions at similarly situated companies. For purposes of testing the competitiveness of total compensation, the Committee also obtained compensation information through surveys conducted by reputable companies such as the Radford Executive Compensation Survey and the Culpepper Executive Compensation Survey. Through the Radford Executive Compensation Survey and/or the Culpepper Executive Compensation Survey, the Committee generated a peer group which consisted of approximately 200 leading technology companies in the United States with revenues generally between $200 and $500 million. These companies included our competitors, such as Secure Computing, Blue Coat and Trend Micro. Through the Committee’s review of the Culpepper Survey of base salary, the Committee generated a peer group which consisted of all public technology companies, Southern California technology companies, San Francisco Bay Area technology companies, technology companies with annual revenue of $200 to $600 million, and technology companies with 501 to 1,500 employees. The Committee also utilized these surveys to examine compensation paid by public technology companies in San Diego with revenues similar to ours, such as Novatel Wireless and Kyocera International, because our largest concentration of employees is in San Diego and we compete against other San Diego technology companies for qualified employees. The Committee did not use data from these surveys for benchmarking of any competitors.

In January 2009, the Committee, based upon recommendations by management, decided that in light of the overall economic climate and its effect on our ability to attract and retain personnel, it would be appropriate to provide for no increases in officer salaries in 2009, but to instead maintain officer salaries in 2009 at the same levels as 2008. The Committee further decided to leave open the possibility of making increased equity awards or authorizing salary adjustments later in 2009, to the extent warranted by officer promotions or changed responsibilities, evaluated on a case-by-case basis. In April 2009, John R. McCormack’s salary and target bonus were increased upon his promotion from Senior Vice President, Product Development to President, and Mr. McCormack will be granted an equity award related to his promotion.

Annual Cash Incentive Compensation

Our cash incentive plans are intended to provide a direct financial incentive in the form of semi-annual and annual cash bonuses based on the achievement of specifically defined performance goals. Incentive compensation for our executive officers is based upon our achievement of billings and non-GAAP operating income goals, measured both semi-annually and annually for all executive officers except the CEO, for whom our corporate objectives are measured only annually.

For 2008, the annual billings objective was $350.0 million, the semi-annual billings objective for the first half of 2008 was $167.9 million, and the semi-annual billings objective for the second half of 2008 was $182.1 million. The annual non-GAAP operating income objective for 2008 was $90.0 million and the semi-annual non-GAAP operating income objectives were $44.8 million for the first half of 2008 and $45.2 million for the second half of 2008. The objectives are weighted based upon seasonal patterns impacting the timing of billings and the impact of deferred revenue and our revenue recognition policies on revenue and operating results.

For 2009, the Committee set the billings and non-GAAP operating income objectives during our fourth quarter of 2008 as part of and consistent with the 2009 operating budget approved by the Board of Directors in our fourth quarter. The Committee generally sets the billings and non-GAAP operating income objectives based on our then-current expectation for our public annual guidance so that management has a direct cash incentive to perform to expectations.

In establishing our annual cash incentive programs, the Committee uses objectives based on corporate billings because, under our subscription model, billings is the best indicator of sales activity in the current period, and uses non-GAAP operating income as a measure of overall financial performance. For purposes of these corporate performance goals, billings (a non-GAAP financial measure which represents the full amount of subscription contracts billed to customers during the period) and non-GAAP operating income (which excludes acquisition related expenses, stock compensation expenses and other non-recurring items) are calculated consistent with the way we report billings and non-GAAP operating income to the public in our earnings releases.

CEO Cash Incentive Compensation

For 2008, our CEO was eligible for a target bonus amount equal to 100% of his annual salary (the “CEO Target Bonus”). The actual amount of the CEO Target Bonus earned by the CEO was based on our achievement of an annual billings objective and a non-GAAP operating income objective established by our Board of Directors near the beginning of the fiscal year. The Committee uses annual objectives for the CEO’s bonus plan in order to align our CEO with annual guidance and expectations, and with longer-term corporate objectives.

One-half of the CEO Target Bonus would be earned if we met our annual billings goal while the other half would be earned if we met our annual operating income goal. The goals were weighted 50/50 in recognition of the importance of billings in driving future revenue and long-term value, and the importance of operating income as a near-term indication of financial performance. Achievement of at least 90% of either the annual billings goal or annual operating income goal was required for any payment of the portion of the CEO’s bonus that was based on achievement of such goal. At 90%, the CEO would earn 50% of the CEO Target Bonus, and at 110%, the CEO would earn 150% of the CEO Target Bonus. The CEO bonus amount would be prorated for goal achievement between 90% – 110% of the annual billings goal or annual operating income goal, and no additional payments would be made for any achievement in excess of 110%. Additionally, the Committee or the Board of Directors had discretion to modify the bonus amount actually paid to the CEO upward or downward between a range of 0% to 130% of the bonus amount otherwise payable, based upon the CEO’s achievement of certain individual performance goals.

For 2008, our CEO earned a bonus of $665,608, which was 120% of the CEO Target Bonus and was based upon achievement of 98% of our billings objective and 117% of our non-GAAP operating income objective. In January 2009, the Committee, in light of the overall economic climate, decided to make no discretionary modifications to the bonus payable to the CEO for 2008 based upon any individual performance objectives.

Based upon the year-end review conducted by the Committee, the Committee determined that the annual target bonus amounts for our CEO were competitive with target companies and did not make any changes to the target bonus amounts for 2009. For 2009, our CEO will again be eligible for a target bonus amount equal to 100% of his annual salary under the same plan design. However, there will be no discretionary modification available to the Committee for the 2009 CEO bonus plan based on any individual performance objectives as the Committee determined that salary and equity adjustments are the best method to reflect individual accomplishments.

President Cash Incentive Compensation

For 2008, our President and Chief Operating Officer, Douglas C. Wride, was eligible for a target bonus amount equal to 75% of his annual salary (the “President Target Bonus”). Mr. Wride was named Chief Financial Officer in March 2009 upon the resignation of Dudley Mendenhall as Sr. Vice President, Chief Financial Officer. In April 2009, Mr. Wride resigned as President in order for John R. McCormack to be named President and continues to serve as our Chief Financial Officer and Chief Operating Officer. For 2009, both Mr. Wride and Mr. McCormack will be eligible for a target bonus equal to 75% of their respective annual salaries under the President bonus plan.

The actual amount of the President Target Bonus earned by the President was based on our achievement of the annual and semi-annual billings and non-GAAP operating income targets described above. Subject to discretionary adjustment, for each half of our fiscal year in which we met our semi-annual billings and non-GAAP operating income targets, the President was eligible to receive one-third of the Target Bonus (the “Semi-Annual President Bonus”). One-half of each Semi-Annual President Bonus was earned if we met our semi-annual billings goal and one-half of each Semi-Annual President Bonus was earned if we met our semi-annual operating income goal. The goals were weighted 50/50 as with the CEO Bonus Plan. Subject to discretionary adjustment, at the end of the fiscal year, if we met our annual billings goal and annual operating income goal, the President was eligible to receive the remaining one-third of the President Target Bonus, again split in an even manner between meeting the annual billings goal and the annual non-GAAP operating income goal. Achievement of at least 90% of a goal was required for any payment of the portion of the President’s bonus that was based on achievement of such goal. At 90%, the President would earn 50% of the President Target Bonus, and at 110%, the President would earn 150% of the President Target Bonus. The President Target Bonus would be prorated for goal achievement between 90% – 110% of a goal, and no additional payments would be made for any achievement in excess of 110%. Additionally, the Committee or the Board of Directors had discretion to modify the bonus amount actually paid to the President upward or downward between a range of 0% to 130% of the bonus amount otherwise payable, based upon the President’s achievement of certain individual performance goals.

During the first half of 2008, 92% of our billings objective was met and 120% of our operating income objective was met. During the second half of 2008, 104% of our billings objective was met and 111% of our non-GAAP operating income objective was met. Annually, 98% of our billings objective was met and 117% of our non-GAAP operating income objective was met. In January 2009, in light of the overall economic climate, the Committee decided to make no discretionary modifications to the bonus amount payable to the President for either the semi-annual bonus for the second half of 2008 or the annual bonus portion.

For 2008, Mr. Wride earned an aggregate bonus of $354,686, which was 118% of his overall target payment for the year. The breakdown of the bonus amounts paid to our President is set forth below. The Committee did not make any discretionary adjustment to Mr. Wride’s bonus for the first semi-annual bonus.

	Semi-Annual Bonus January - June 2008			Semi-Annual Bonus July - December 2008		Annual Bonus
Name	Payout %	Individual Performance %	$ Amount Paid	Payout %	$ Amount Paid	Payout %	$ Amount Paid
Douglas C. Wride, Chief Financial Officer and Chief Operating Officer	105%	N/A	$102,255	134%	$134,000	120%	$118,431

Based upon the year-end review conducted by the Committee, the Committee determined that the annual target bonus amounts for our President were competitive with target companies and did not make any changes to the target bonus amounts for 2009. For 2009, both Mr. Wride and Mr. McCormack will be eligible for a target bonus amount equal to 75% of their respective annual salaries under the same terms as set forth above. However, there will be no discretionary modification available to the Committee for the 2009 President bonus plan based on individual performance goals as the Committee determined that salary and equity adjustments are the best method to reflect individual accomplishments.

CFO Cash Incentive Compensation

For 2008, our CFO was eligible for a target bonus amount equal to 50% of his annual salary (the “CFO Target Bonus”). The actual amount of the CFO Target Bonus earned by our CFO was based on our achievement of the annual and semi-annual billings and non-GAAP operating income targets described above. Subject to discretionary adjustment, for each half of our fiscal year in which we met our semi-annual billings and non-GAAP operating income targets, the CFO was eligible to receive one-third of the CFO Target Bonus (the “Semi-Annual CFO Bonus”). One-third of each Semi-Annual CFO Bonus was earned if we met our semi-annual billings goal and two-thirds of each Semi-Annual CFO Bonus was earned if we met our semi-annual operating income goal. The CFO bonus plan was weighted toward operating income because the Committee determined that the CFO has substantial responsibility for overall financial performance but does not play as significant of a role in sales or product development activities that drive billings. Subject to discretionary adjustment, at the end of the fiscal year, if we met our annual billings goal and annual operating income goal, the CFO was eligible to receive the remaining one-third of the CFO Target Bonus, again split in the same one-third/two-thirds manner. Achievement of at least 90% of a goal was required for any payment of the portion of the CFO’s bonus that was based on achievement of such goal. At 90%, the CFO would earn 50% of the CFO Target Bonus, and at 110%, the CFO would earn 150% of the CFO Target Bonus. The CFO Target Bonus would be prorated for goal achievement between 90% – 110% of goal, and no additional payments would be made for any achievement in excess of 110%. Additionally, the Committee or our Board of Directors had discretion to modify the bonus amount actually paid to the CFO upward or downward between a range of 0% to 130% of the bonus amount otherwise payable, based upon the CFO’s achievement of certain individual performance goals.

For 2008, our CFO earned an aggregate bonus of $215,887, which was 129% of his overall target payment for the year. The breakdown of the bonus amounts paid to our CFO is set forth below. In January 2009, in light of the overall economic climate, the Committee decided to make no discretionary modifications to the bonus amount payable to the CFO for either the semi-annual bonus for the second half of 2008 or the annual bonus portion. The Committee did not make any discretionary adjustment to our CFO’s bonus for the first semi-annual bonus.

	Semi-Annual Bonus January - June 2008			Semi-Annual Bonus July - December 2008		Annual Bonus
Name	Payout %	Individual Performance %	$ Amount Paid	Payout %	$ Amount Paid	Payout %	$ Amount Paid
Dudley Mendenhall, Former Sr. Vice President, Chief Financial Officer	120%	N/A	$66,154	139%	$77,608	130%	$72,125

Dudley Mendenhall resigned as our Sr. Vice President, Chief Financial Officer effective March 27, 2009. Mr. Wride was appointed Chief Financial Officer upon Mr. Mendenhall’s resignation. Mr. Wride will continue to be eligible for a target bonus amount equal to 75% of his annual salary under the President bonus plan described above.

In addition, the Committee decided that the CFO’s performance objectives should be weighted the same as our other executive officers to better align their collective interests, recognizing the importance of billings in driving our future revenue. Also, there will be no discretionary modification available to the Committee for the 2009 Senior Vice President bonus plan based on individual performance goals as the Committee determined that salary and equity adjustments are the best method to reflect individual accomplishments.

Executive and Non-Executive Officer Cash Incentive Compensation

For 2008, our other executive and non-executive officers (the “Officers”) were typically eligible for a target bonus amount equal to 30% of their respective annual base salaries (the “Officer Target Bonus”). The actual amount of the Officer Target Bonus earned by the Officers was based on our achievement of the annual and semi-annual billings and non-GAAP operating income targets described above. Subject to discretionary adjustment, for each half of our fiscal year in which we met our billings and non-GAAP operating income targets, the Officers were eligible to receive an amount equal to 20% of their semi-annual base salary (the “Officer Semi-Annual Bonus”). One-half of each Officer Semi-Annual Bonus was earned if we met our semi-annual billings goal and one-half of each Officer Semi-Annual Bonus was earned if we met our semi-annual non-GAAP operating income goal. The goals were weighted 50/50 as with the CEO and President bonus plans. Subject to discretionary adjustment, at the end of the fiscal year, if we met our annual billings goal and annual non-GAAP operating income goal, the Officers were eligible to receive an amount equal to 10% of their annual base salary, again split in an even manner between meeting the annual billings goal and the annual operating income goal. Achievement of at least 90% of a goal was required for any payment of the portion of an Officer’s bonus that was based on achievement of that goal. At 90%, an Officer earned 50% of the target payment, and at 110%, an Officer earned 150% of the target payment. An Officer’s bonus amount was prorated for goal achievement between 90% – 110% of a goal, and no additional payments were made for any achievement in excess of 110%. Additionally, the Committee or the Board of Directors had discretion to modify the bonus amount actually paid to each Officer upward or downward between a range of 0% to 130% of the bonus amount otherwise payable, based upon an officer’s achievement of certain individual performance goals.

In January 2008, the Committee approved a bonus plan for John R. McCormack, our then Senior Vice President, Product Development, whereby Mr. McCormack was eligible for a target bonus amount equal to 50% of his annual base salary (the “SVP Target Bonus”) instead of the typical 30% Officer Target Bonus. For 2008, Mr. McCormack earned an aggregate bonus of $210,790, which was 120% of the SVP Target Bonus for the 2008 year. For 2009, Mr. McCormack will be eligible for a target bonus equal to 75% of his annual salary under the President bonus plan described above.

For 2008, Michael A. Newman, Senior Vice President and General Counsel, earned an aggregate bonus of $109,436, which was 119% of his Officer Target Bonus for the 2008 year. For the first semi-annual bonuses of 2008, the Committee increased the bonus amount actually paid to Mr. McCormack by 10% based on his substantial achievements during those six months which exceeded the initial objectives for his functional area. While completing the development and launch of our web security gateway product to provide us with the industry’s premier web security platform, Mr. McCormack also rapidly commenced and completed a global restructuring of our technical support organization. The Committee did not make any discretionary adjustment to Mr. Newman’s bonus for the first semi-annual bonus. In January 2009, in light of the overall economic climate, the Committee decided to make no discretionary modifications to the bonus amount payable to Mr. McCormack or Mr. Newman for either the semi-annual bonus for the second half of 2008 or the annual bonus portion.

The breakdown of the bonus amounts paid to Mr. McCormack and Mr. Newman is set forth below.

	Semi-Annual Bonus January - June 2008			Semi-Annual Bonus July - December 2008		Annual Bonus
Name	Payout %	Individual Performance %	$ Amount Paid	Payout %	$ Amount Paid	Payout %	$ Amount Paid
John R. McCormack, President	105%	110%	$64,248	134%	$78,167	120%	$68,375
Michael A. Newman, Sr. Vice President and General Counsel	105%	N/A	$31,864	134%	$41,004	120%	$36,568

For 2009, our Senior Vice Presidents (“SVPs”) will be eligible for a target bonus amount equal to 50% of their respective annual base salaries (the “2009 SVP Target Bonus”). The actual amount of the 2009 SVP Target Bonus earned by the officers will be based upon our achievement of the billings and non-GAAP operating income targets. For each half of our fiscal year in which we meet our billings and non-GAAP operating income targets, the SVP’s will be eligible to receive an amount equal to 33.33% of their semi-annual base salary (the “2009 SVP Semi-Annual Bonus”). One-half of each 2009 SVP Semi-Annual Bonus will be earned if we meet our semi-annual billings goal and one-half of each 2009 SVP Semi-Annual Bonus will be earned if we meet our semi-annual non-GAAP operating income goal. The goals are weighted 50/50 as with the CEO and President bonus plans. At the end of the fiscal year, if we meet our annual billings goal and annual non-GAAP operating income goal, the SVPs will be eligible to receive an amount equal to 16.67% of their annual base salary, again split in an even manner between meeting the annual billings goal and the annual non-GAAP operating income goal. Achievement of at least 90% of a goal is required for any payment of the portion of an SVP’s bonus that is based on achievement of that goal. At 90%, an SVP will earn 50% of the target payment, and at 110%, an SVP will earn 150% of the target payment. An SVP’s bonus amount will be prorated for goal achievement between 90% – 110% of a goal, and no additional payments will be made for any achievement in excess of 110%. There will be no discretionary modification available to the Committee for the 2009 Senior Vice President bonus plan based on individual performance goals as the Committee determined that salary and equity adjustments are the best method to reflect individual accomplishments.

Long-Term Incentive Compensation

Our executive officers receive an annual equity award as a long-term incentive as described further below. In addition to these annual awards, named executive officers may receive equity awards during the year in recognition of a promotion or other significant achievement. All equity awards granted to our named executive officers are issued under the 2000 Plan. The 2000 Plan provides for the grant of incentive and non-statutory stock options, RSUs and rights to purchase stock to our employees, directors and consultants. To date, only non-statutory stock options and RSUs have been granted under the 2000 Plan.

At our Annual Meeting, we are proposing the 2009 Plan which is intended as the successor to, and continuation of, the 2000 Plan and the 2007 Plan (the “Prior Plans”). Upon the effectiveness of the 2009 Plan, no additional stock awards shall be granted under the Prior Plans.

The Committee believes that by providing persons who have substantial responsibility for our management and growth with an opportunity to increase their ownership of our stock, the best interests of stockholders and executives will be more closely aligned. The stock awards enable the executive officers and other employees to participate in the long-term appreciation of our stockholder value, while personally feeling the impact of any business setbacks, whether Websense-specific or industry-based. Furthermore, the award assists with retention of the executive officer to the extent the award is subject to vesting related to an individual’s continued employment.

Executive officers are typically granted new stock awards during the first half of the year following the completion of annual performance evaluations and in connection with promotions. The Committee historically has granted nonqualified stock options with an exercise price equal to the closing market price of our common stock on the date of grant. The Committee has occasionally granted RSUs, which have no exercise price, but the Committee expects to make a majority of new equity grants in the form of RSUs for the foreseeable future. The stock options usually have seven year terms and vesting periods of four years. RSUs usually have vesting periods of four years. Stock options and RSUs awarded to officers also typically contain a provision that accelerates vesting if the option holder’s employment is terminated within 18 months following a change of control of Websense. This provision is intended to enable the retention of key employees following a change of control as well as aligning the interests of management and stockholders in connection with the evaluation of a potential change of control.

In May 2008, as part of its normal annual review of equity awards, the Committee made refresh option grants and RSU awards to executive officers. In making the refresh grants, the Committee utilized a grid of annual refresh option awards by officer positions and by tiers of officer positions. In creating the grid, the Committee considered the data included in the Radford Executive Compensation Survey as well as information provided by the executive compensation review with FW Cook relating to the number of shares awarded by executive position by our peer companies and the number of shares available for grant under our equity plan. The Committee utilizes this information as a measure of whether our grid of annual refresh option awards is generally consistent with awards made by our peer groups. The information provides the Committee with a general understanding of current compensation practices, however, the Committee does not consider such data to base, justify or provide a framework for the size of equity awards made to executive officers. In making the annual refresh awards, our Committee reviewed the size of the refresh awards on the grid, the performance reviews of our officers who are proposed to receive these awards, information provided by FW Cook and the Radford Survey data on both the number of shares subject to annual option grants, and the Black Scholes value of option grants to determine whether any adjustments to the grid awards are appropriate given the performance of our officers.

To further incentivize our executive officers to perform under our 2008 operating plan, which represented our first full year of operations after our acquisition of SurfControl plc, the Committee also decided to make RSU awards with performance and time-based vesting to our executive officers under the 2000 Plan. The Committee based its determination of RSU awards upon recommendations from FW Cook and data from the review of peer companies. Under our 2000 Plan and the applicable RSU Agreement, each RSU represents a nontransferable right to receive one share of our Common Stock. In the event that one or more RSUs vest, we will deliver one share of our Common Stock for each RSU that has vested. The Committee awarded performance-based RSUs so the RSUs would not vest unless the CEO was entitled to at least an aggregate 100% target cash bonus payout based solely on our achievement of combined annual billings and annual non-GAAP operating income objectives under the 2008 CEO Bonus Plan. Once the RSUs met the performance vesting objective in January 2009, the RSUs became subject to time-based vesting, with 50% of the RSUs vesting on February 5, 2010 and the remaining 50% vesting on February 5, 2011. The Committee determined the vesting of the RSUs should be based upon successful achievement of annual corporate objectives and since the CEO Bonus Plan was based upon annual corporate objectives, the Committee determined it to be the best consistent measure of our annual operating performance. If the performance requirement had not been satisfied in 2008, then the RSUs would never vest and would have terminated.

In January 2009, the Committee decided to make its 2009 equity refresh grants for officers and employees exclusively in the form of RSUs. These refresh grants were made on February 10, 2009. Relying on the May 2008 comprehensive compensation analysis, the Committee decided to grant RSUs as opposed to stock options based upon the reduced dilution to Websense and competitive market conditions. Two kinds of RSUs were granted to each executive officer: time-based RSUs and performance-based RSUs. The time-based RSUs have four year vesting terms. The performance-based RSUs are similar to the performance-based RSUs awarded last year and are intended to further incentivize our executive officers to perform under our 2009 operating plan. No performance-based RSUs will vest unless the CEO is entitled to at least an aggregate 100% target cash bonus payout based solely on our achievement of combined annual billings and annual non-GAAP operating income objectives set by the Committee for the 2009 CEO Bonus Plan, as determined by the Committee at the time it determines the bonus payable to the CEO under the 2009 CEO Bonus Plan. If the performance requirement is satisfied, 50% of the RSUs will vest on February 10, 2011 and the remaining 50% will vest on February 10, 2012. If the performance requirement is not satisfied, then the RSUs will never vest and will terminate.

In April 2009, as a result of his promotion from Senior Vice President, Product Development to President, the Committee approved an award of a non-qualified stock option to Mr. McCormack to purchase an aggregate of 150,000 shares of our common stock, pursuant to the 2000 Plan. 25% of the total shares subject to the stock option vest on the one-year anniversary of the grant date, and  1/48th of the total shares will vest monthly thereafter until fully vested.

Severance/Termination Protection

In connection with certain corporate transactions or a change in control of Websense, our equity awards are subject to accelerated vesting under certain circumstances. We have also entered into employment agreements with our CEO, President and CFO that provide for severance compensation to be paid if the executives are terminated under certain conditions, such as a change in control of Websense or a termination without cause, each as is defined in the agreements. The severance compensation payable under these employment agreements is deducted from any benefits payable to these officers under the Severance Plan described below so that there is no duplication of benefits.

In connection with the Committee’s comprehensive review of executive compensation, in July 2008 the Committee established an Officer Change in Control Severance Benefit Plan (the “Severance Plan”) and approved individual participation agreements under the Severance Plan for officers. The Committee put the

Severance Plan in place in order to best align our compensation program with our peer companies by providing an incentive to eligible officers to continue to grow our overall business and support potential strategic transactions. Eligible participants under the Severance Plan are officers of Websense or our affiliates who are notified of their eligibility and delivered a Participation Agreement (the “Participants”). The Participants include all of our named executive officers, as well as other officers.

Under the Severance Plan, Participants are entitled to receive severance benefits if the Participant’s employment with us is involuntarily terminated without Cause (as defined in the Severance Plan) or the Participant voluntarily resigns with Good Reason, as defined in each individual’s Participation Agreement, during the period beginning two months prior to a specified Change in Control (as defined in the Severance Plan) and ending 18 months following a Change in Control (the “Coverage Period”). Certain Participants, including all of our named executive officers, are also eligible for severance benefits in the event the Participant is involuntarily terminated without Cause or resigns for Good Reason outside the Coverage Period. The Committee chose a “double trigger” for payment in order to best align with similar peer plans and to encourage officer motivation in working for a newly controlled company and to increase stockholder value.

In deciding to adopt the Severance Plan, the Committee reviewed the change of control and severance plans in place at the same 18 peer companies used for the review of the other elements of executive compensation and reviewed the total potential payments to officers upon a change of control, including cash severance, value of equity awards and any tax gross-ups that could be payable, assuming a change of control of Websense at different assumed per share prices. The Committee also considered the potential impact of not having a change of control or severance plan in place for senior management, including the potential loss of senior management. The Committee also consulted with FW Cook on the design of the Severance Plan. Following this review, the Committee determined that it was in the best interest of Websense and our stockholders to establish a plan that protects our senior management from the potential adverse effects of a change of control in order to promote stability and continuity of our senior management team.

Information regarding applicable payments under the Severance Plan and/or an employment agreement for the named executive officers is provided under the heading “Post-Employment Compensation” below.

Perquisites and Other Personal Benefits

We provide officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with the overall compensation program in order to attract and retain key employees. The Committee periodically reviews the levels of perquisites and other personal benefits provided to officers.

We pay premiums for group-term life insurance and make matching contributions under our 401(k) plan. We also pay for executive health physical exams for our CEO and CFO, and provide our CFO with the use of a Websense-owned vehicle as well as payment of the gross-up for taxes associated with the vehicle because of a daily long-distance commute.

Other Considerations

The Committee considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986 as amended. Section 162(m) generally disallows a tax deduction for publicly held corporations for individual compensation exceeding $1 million in any tax year for the CEO and the other executive officers, other than compensation that is performance-based under a plan that is approved by our stockholders and that meets certain other technical requirements. The Committee, however, has determined that it will not necessarily seek to limit executive compensation to only deductible compensation under Section 162(m) because the deductibility of some types of compensation may impose requirements that limit our flexibility in granting or changing executive compensation. Further, deductibility can also depend upon the timing of an executive officer’s vesting or exercise of previously granted rights, and we believe that it is most important for our compensation packages to attract, retain and reward executives to maximize the return to stockholders, rather than to focus on tax deductibility.

SUMMARY COMPENSATION

The following table shows for the annual periods ended December 31, 2008, 2007 and 2006, information concerning compensation awarded to or paid to, or earned by, the executives listed below (our “named executive officers”).

Summary Compensation Table for Fiscal 2008, 2007 and 2006

Name and Principal Position	Year	Salary	Bonus (7)	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (8)	All Other Compensation	Total
Gene Hodges,	2008	$554,673		$825,848	$4,077,361	$665,608	$5,683	$6,129,173
Chief Executive Officer(2)	2007	$541,962		$773,520	$3,355,447	$601,577	$6,797	$5,279,303
	2006	$494,712		$754,446	$3,085,512		$43,212	$4,377,882

John R. McCormack,	2008	$341,877		$13,069	$497,602	$210,790	$779	$1,064,117
President(3)	2007	$283,885			$432,659	$93,445	$176,362	$986,351

Douglas C. Wride,	2008	$394,771		$26,138	$1,194,770	$354,686	$38,286	$2,008,651
Chief Financial Officer and Chief Operating Officer(4)	2007	$356,146			$1,106,707	$206,124	$37,516	$1,706,493
	2006	$339,231	$78,246		$974,754	$8,830	$20,994	$1,422,055

Dudley Mendenhall,	2008	$332,885		$13,069	$336,621	$215,887	$4,645	$903,107
Former Sr. Vice President and Chief Financial Officer(5)	2007	$95,000			$98,557	$57,472	$414	$251,443

Michael Newman,	2008	$304,731		$10,455	$334,866	$109,436	$3,797	$763,285
Sr. Vice President and General Counsel(6)	2007	$277,808			$253,261	$77,499	$4,121	$612,689
	2006	$231,154	$27,143		$354,776	$6,023	$4,565	$623,661

(1)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”). See Note 1 of the consolidated financial statements in our Annual Report for the years ended December 31, 2008, 2007, 2006, 2005, 2004, 2003 and 2002, regarding assumptions underlying valuation of equity awards. The Option Awards and Stock Awards amounts included in this Summary Compensation Table disregard estimates of forfeitures related to service-based vesting conditions, which are taken into account when calculating SFAS 123R expense for financial reporting purposes.
(2)	The Option Awards dollar amount in 2008 for Mr. Hodges includes $3,913,542 of share-based compensation expense related to option awards granted in years prior to 2008. All Other Compensation for 2008 represents 401(k) employer matching contributions of $3,450 and Websense-paid premiums of $2,233 for group-term life insurance. The Option Awards dollar amount in 2007 for Mr. Hodges includes $3,126,224 of share-based compensation expense related to option awards granted in years prior to 2007. All Other Compensation for 2007 represents 401(k) employer matching contributions of $3,375, Websense-paid premiums of $1,100 for executive long-term disability and Websense-paid premiums of $2,322 for group-term life insurance. All Other Compensation for 2006 represents payments made to Mr. Hodges of $17,129 relating to his relocation to San Diego when he commenced employment with Websense, gross-up payments totaling $14,446 for his personal taxes associated with his relocation expenses, 401(k) employer matching contribution of $3,300, Websense-paid premiums of $3,026 for executive long-term disability, $2,322 for group-term life insurance, and $2,989 for executive health physical exams.
(3)	Mr. McCormack was promoted from Senior Vice President, Product Development to President on April 16, 2009. The Option Awards dollar amount in 2008 for Mr. McCormack includes $456,648 of share-based compensation expense related to option awards granted in years prior to 2008. All Other Compensation for 2008 represents Websense-paid premiums of $779 for group-term life insurance. The Option Awards dollar amount in 2007 for Mr. McCormack includes $386,814 of share-based compensation expense related to option awards granted in years prior to 2007. All Other Compensation in 2007 for Mr. McCormack represents payments made to Mr. McCormack of $175,000 relating to his relocation from San Jose to San Diego, Websense-paid premiums of $552 for executive long-term disability and $810 for group-term life insurance.
(4)

Mr. Wride was appointed as our Chief Financial Officer following the resignation on March 27, 2009 of Mr. Mendenhall. Mr. Wride resigned as President on April 16, 2009 in order for Mr. McCormack to be named President and continues to serve as our Chief Financial Officer and Chief Operating Officer. The Option Awards dollar amount in 2008 for Mr. Wride includes $1,112,861 of share-based compensation expense related to option awards granted in years prior to 2008. All Other Compensation in 2008 for Mr. Wride represents a 401(k) employer matching contribution of $3,450, use of a Websense-owned vehicle valued at $16,400, gross-up payments totaling $13,830 for his personal taxes associated with the use of the Websense-owned vehicle, $1,527 for reimbursement related to home-office telephone and Internet services, $846 for reimbursement of executive health physical exams, and Websense-paid premiums of $2,233 for group-term life insurance. The Option Awards dollar amount in 2007 for Mr. Wride includes $923,328 of share-based compensation expense related to option awards granted in years prior to 2007. All Other Compensation in 2007 for Mr. Wride represents a 401(k) employer matching contribution of $3,375, use of a Websense-owned vehicle valued at $16,400, gross-up payments totaling $13,830 for his personal taxes associated with the use of the Websense-owned vehicle, $2,431 for reimbursement related to home-office telephone and Internet services, and Websense-paid premiums of $1,243 for group-term life insurance and $237 for executive long-term disability. The Option Awards dollar amount in 2006 for Mr. Wride includes $539,499 of share-based compensation expense related to option awards granted in years prior to 2006. All Other Compensation in 2006 for Mr. Wride represents a 401(k) employer matching contribution of $3,300, use of a Websense-owned vehicle valued at $7,653, gross-up payments totaling $6,454 for his personal taxes associated with the use of the Websense-owned vehicle, $1,632 for reimbursement related to home-office telephone and Internet services, and Websense-paid premiums of $1,243 for group-term life insurance and $712 for executive long-term disability.

(5)	The Option Awards dollar amount in 2008 for Mr. Mendenhall includes $295,666 of share-based compensation expense related to option awards granted in years prior to 2008. All Other Compensation for 2008 represents 401(k) employer matching contributions of $3,450, and Websense-paid premiums of $1,195 for group-term life insurance. Mr. Mendenhall joined Websense as Senior Vice President and Chief Financial Officer on August 31, 2007. All Other Compensation for 2007 represents Websense-paid premiums of $414 for group-term life insurance. Mr. Mendenhall resigned from Websense effective March 27, 2009.
(6)	The Option Awards dollar amount in 2008 for Mr. Newman includes $240,309 of share-based compensation expense related to option awards granted in years prior to 2008. All Other Compensation for 2008 represents 401(k) employer matching contributions of $3,329, and Websense-paid premiums of $468 for group-term life insurance. The Option Awards dollar amount in 2007 for Mr. Newman includes $233,462 of share-based compensation expense related to option awards granted in years prior to 2007. All Other Compensation in 2007 for Mr. Newman represents a 401(k) employer matching contribution of $3,342, Websense-paid premiums of $293 for executive long-term disability and $486 for group-term life insurance. The Option Awards dollar amount in 2006 for Mr. Newman includes $315,159 of share-based compensation expense related to option awards granted in years prior to 2006. All Other Compensation in 2006 for Mr. Newman represents a 401(k) employer matching contribution of $3,232, Websense-paid premiums of $879 for executive long-term disability and $454 for group-term life insurance.
(7)	These amounts reflect the discretionary bonus awards made to our named executive officers for 2006.
(8)	These amounts reflect the bonuses earned by our named executive officers under our respective 2008, 2007 and 2006 bonus plans.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to non-equity incentive plan awards, stock options and RSUs granted during or for the fiscal year ended December 31, 2008 to each of our named executive officers listed in the Summary Compensation Table above.

Grants of Plan-Based Awards in Fiscal 2008

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (5)
Name	Threshold (2)	Target (3)	Maximum (4)	Grant Date
Gene Hodges,				5/7/08		200,000	$18.74	$1,004,940
Chief Executive Officer				7/17/08	20,000			$355,600
	$277,337	$554,673	$1,081,613

John R. McCormack,				5/7/08		50,000	$18.74	$251,235
President(6)				7/17/08	5,000			$88,900
	$85,469	$170,939	$333,330

Douglas C. Wride,				5/7/08		100,000	$18.74	$502,470
Chief Financial Officer and Chief Operating Officer(6)				7/17/08	10,000			$177,800
	$148,039	$296,078	$577,353

Dudley Mendenhall,				5/7/08		50,000	$18.74	$251,235
Former Sr. Vice President and Chief Financial Officer(7)				7/17/08	5,000			$88,900
	$83,221	$166,442	$324,563

Michael A. Newman,				1/31/08		50,000	$20.50	$270,045
Sr. Vice President and General Counsel				5/7/08		40,000	$18.74	$200,988
				7/17/08	4,000			$71,120
	$45,710	$91,419	$178,268

(1)	Represents the hypothetical payments possible under our named executive officers’ respective non-equity bonus plans as described in “Annual Cash Incentive Compensation” above. The amounts actually paid to our named executive officers for 2008 are set forth above in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.”
(2)	The Threshold payment is based upon our 90% achievement of the aggregate billings and non-GAAP operating income goals, upon which our named executive officer would earn 50% of their respective Target payment.
(3)	The Target payment is set as a percentage of the named executive officer’s salary as discussed under the heading “Non-Equity Incentive Plan Compensation” above.
(4)	The Maximum payment is based upon our 110% or greater achievement of the aggregate billings and non-GAAP operating income goals, upon which our named executive officer would earn 150% of their respective Target payment. In 2008, the Committee or the Board of Directors had discretion to modify the bonus amount actually paid to an officer upward or downward between a range of 0% to 130% of the bonus amount otherwise payable, based upon the officer’s achievement of certain individual performance goals. The Maximum payment represents a bonus amount that is 130% of the bonus amount otherwise payable based upon corporate performance.
(5)	Amounts calculated utilizing the provisions of SFAS 123R. See Note 1 of the consolidated financial statements in our Annual Report for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards. The Option Award amounts included in the table above disregard estimates of forfeitures related to service-based vesting conditions, which are taken into account when calculating SFAS 123R expense for financial reporting purposes.
(6)	Mr. McCormack was promoted from Senior Vice President, Product Development to President on April 16, 2009. Mr. Wride resigned from his position as President on April 16, 2009 in order for Mr. McCormack to be named President and continues to serve as our Chief Financial Officer and Chief Operating Officer.

(7)	Mr. Mendenhall resigned from Websense effective March 27, 2009, so no portion of the stock options or restricted stock units granted to Mr. Mendenhall in the table above will vest.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the value of all outstanding equity awards at the fiscal year ended December 31, 2008 for the named executive officers.

Outstanding Equity Awards at December 31, 2008

Outstanding Equity Awards at Fiscal Year-End
	Option Awards(4)				Stock Awards(4)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Gene Hodges, Chief Executive Officer(1)(2)	437,500 95,833 — — 79,166 —	162,500 104,167 200,000 200,000 120,834 200,000	$ 32.24 $ 32.24 $ 32.24 $ 32.24 $ 23.93 $ 18.74	1/9/13 1/9/16 1/9/16 1/9/16 5/1/14 5/7/15	68,000 — — — — —	$1,297,800 — — — — —

John R. McCormack, President(3)(5)	120,833 15,833 —	79,167 24,167 50,000	$ 18.38 $ 23.93 $ 18.74	7/17/13 5/1/14 5/7/15	5,000	$108,150

Douglas C. Wride, Chief Financial Officer and Chief Operating Officer(3)(5)	160,000 66,500 80,000 71,666 72,916 37,500 23,750 39,583 —	— — — 8,334 27,084 22,500 36,250 60,417 100,000	$ 13.93 $ 7.49 $ 19.10 $ 25.63 $ 32.24 $ 21.77 $ 23.93 $ 23.93 $ 18.74	1/22/12 2/4/13 7/30/14 5/18/12 1/9/13 6/15/13 5/1/14 5/1/14 5/7/15	10,000 — — — — — — — —	$216,300 — — — — — — — —

Dudley Mendenhall, Former Sr. Vice President and Chief Financial Officer(3)(6)	66,666 —	133,334 50,000	$ 20.57 $ 18.74	8/31/14 5/7/15	5,000 —	$108,150 —

Michael A. Newman, Sr. Vice President and General Counsel(3)	9,000 30,000 26,875 18,750 10,291 — —	— — 3,125 11,250 15,709 50,000 40,000	$ 5.87 $ 19.10 $ 25.63 $ 21.77 $ 23.93 $ 20.50 $ 18.74	9/23/12 7/30/14 5/18/12 6/15/13 5/1/14 1/31/15 5/7/15	4,000 — — — — — —	$86,520 — — — — — —

(1)

Mr. Hodges joined Websense on January 9, 2006 (the “Start Date”). Of Mr. Hodges’ options, 600,000 have a term of seven years, with the shares vesting as follows: 25% on the first anniversary of the Start Date, and  1/48th will vest monthly thereafter until fully vested. 200,000 of the Options have a term of ten years, with the shares vesting as follows: 25% on the second anniversary of the Start Date, and 1/48th will vest monthly thereafter until fully vested. An additional 200,000 of the Options have a term of ten years, with the shares vesting as follows: 25% on the third anniversary of the Start Date, and 1/48th will vest monthly thereafter until fully vested. 200,000 of the Options also have a term of ten years, with the shares vesting as follows: 25% on the fourth anniversary of the Start Date, and 1/48th will vest monthly thereafter until fully vested.

The remaining 400,000 of the Options (the Options with a price of $23.93 per share and the Options with a price of $18.74 per share) have a term of seven years with the shares vesting as follows: 25% vest one year from the date of grant and the remaining 1/48th will vest monthly thereafter until the option is fully vested.

(2)	48,000 of Mr. Hodges’ RSUs are subject to vesting as follows: 1/2 vest on the third and fourth anniversaries of the Start Date. The remaining 20,000 of Mr. Hodges’ RSUs were performance-based RSUs where the performance-based vesting requirement was satisfied in January 2009, and now 1/2 of the RSUs vest on February 5, 2010 and 1/2 of the RSUs vest on February 5, 2011.
(3)

Options become exercisable as follows: 25% vest one year from the date of grant and the remaining 1/48th will vest monthly thereafter until the option is fully vested. The RSUs performance-vesting requirement was satisfied in January 2009, and now 1/2 of the RSUs vest on February 5, 2010 and 1/2 of the RSUs vest on February 5, 2011.

(4)	Information regarding potential acceleration of certain equity awards for the named executive officers is provided under the heading “Post-Employment Compensation” below.
(5)	Mr. McCormack was promoted from Senior Vice President, Product Development to President on April 16, 2009. Mr. Wride resigned from his position as President on April 16, 2009 in order for Mr. McCormack to be named President and continues to serve as our Chief Financial Offer and Chief Operating Officer.
(6)	Mr. Mendenhall resigned from Websense effective March 27, 2009. Mr. Mendenhall has until June 27, 2009 to exercise his vested options. None of Mr. Mendenhall’s restricted stock units will vest.

Option Exercises and Stock Vested

The following table includes certain information with respect to the stock options exercised and common stock issued upon the vesting of RSUs during the fiscal year ended December 31, 2008 with respect to the named executive officers. No other stock awards for our named executive officers vested during the fiscal year ended December 31, 2008.

Option Exercises and Stock Vested in Fiscal 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gene Hodges, Chief Executive Officer(1)	—	—	24,000	$419,760
John R. McCormack, President(2)	—	—	—	—
Douglas C. Wride, Chief Financial Officer and Chief Operating Officer(2)(3)	2,054	$45,115	—	—
Dudley Mendenhall, Former Sr. Vice President and Chief Financial Officer(4)	—	—	—	—
Michael A. Newman, Sr. Vice President and General Counsel(3)	10,000	$165,360	—	—

(1)	Upon his hiring as CEO, Mr. Hodges was granted 96,000 RSUs on January 9, 2006 which are subject to vesting as follows: 25% vest sequentially on the first, second, third and fourth anniversaries of the date of grant. The value realized for Mr. Hodges’ stock awards is his reported gain upon delivery of the common stock as a result of the vesting of his RSUs.
(2)	Mr. McCormack was promoted from Senior Vice President, Product Development to President on April 16, 2009. Mr. Wride resigned from his position as President on April 16, 2009 in order for Mr. McCormack to be named President and continues to serve as our Chief Financial Offer and Chief Operating Officer.
(3)	The value realized for Mr. Wride’s and Mr. Newman’s stock options are their reported gains upon exercise of their options. The value is calculated as the difference between the stock price on the date of exercise and their exercise price multiplied by the number of shares acquired on exercise of options.
(4)	Mr. Mendenhall resigned from Websense effective March 27, 2009.

Pension Benefits

We do not provide pension arrangements or post-retirement health coverage for our U.S. officers or employees. Our CEO, President, officers and other U.S. employees are eligible to participate in our 401(k) contributory defined contribution plan. In any plan year, we will contribute to each participant a matching contribution equal to 25% of the first 6% of the participant’s compensation that has been contributed to the plan. The maximum matching contribution for 2008 was $3,450. All of our named executive officers other than our President, John McCormack, participated in our 401(k) plan during fiscal 2008 and received matching contributions.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans to our named executive officers.

Post-Employment Compensation

The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination, termination following a change of control and in the event of disability or death of the executive is shown below.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, the named executive officer is entitled to receive amounts earned during his term of employment. These amounts can include:

•	non-equity incentive compensation earned during the fiscal year;

•	vested amounts contributed to our 401(k) Plan; and

•	unused vacation pay.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, the named executive officer will receive benefits under our disability plan or payments under Websense’s life insurance plan, as appropriate.

Potential Severance Payments Under Employment Arrangements

The amount of compensation payable to each named executive officer upon voluntary or involuntary not-for-cause termination is shown below. The amounts shown assume that such termination was effective as of December 31, 2008, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Websense.

Gene Hodges. In January 2006, we entered into an employment agreement with our CEO, Gene Hodges, reporting to the Board, with employment continuing “at will” until either party gives notice of termination. Pursuant to his employment agreement, if we terminate Mr. Hodges’s employment without cause or if Mr. Hodges terminates his employment with us for good reason, Mr. Hodges is entitled to: (i) a separation payment in the form of his annual base salary and annual target bonus in effect as of the date of such termination or resignation paid in twelve (12) equal monthly installments, less standard deductions and withholdings; (ii) continued payment of health insurance premiums paid on his behalf by us until he and his covered dependants obtain alternative health insurance coverage, up to a maximum of twelve (12) months; (iii) acceleration of the vesting of his stock options granted in connection with the employment agreement that are otherwise unvested at the time of such termination or resignation such that he shall be vested with respect to the same number of shares as if he had remained continuously employed by us for a period of twelve (12) months following the date of such termination or resignation; and (iv) acceleration of the vesting of 100% of his restricted stock units granted in connection with the employment agreement. Cause and good reason are defined in Mr. Hodges’s employment agreement.

Had a termination of Mr. Hodges’s employment either without cause or for good reason occurred on December 31, 2008, Mr. Hodges would have been eligible to receive the payments set forth in the columns under the heading “Upon Termination without Cause or upon Resignation for Good Reason” in the table below.

	Upon Termination without Cause or upon Resignation for Good Reason
Name	Salary	Bonus	Benefits	Equity Awards	Total
Gene Hodges, Chief Executive Officer(1)(2)	$557,000	$557,000	$17,256	$1,017,960	$2,149,216

(1)	Salary and Bonus are paid in twelve (12) equal monthly installments, less standard deductions and withholdings.
(2)	Represents the fair market value of those shares subject to RSUs with accelerated vesting on December 31, 2008, calculated based on a closing price of $14.97 of Websense common stock on December 31, 2008. The vested and unvested options held by Mr. Hodges which have an exercise price that exceed the closing price as of December 31, 2008 are excluded from the table.

Douglas C. Wride. In June 1999, we entered into an employment agreement with Mr. Wride to serve as our Chief Financial Officer. In April 2007, Mr. Wride was promoted to the position of President and in August 2007, Mr. Wride resigned his position as Chief Financial Officer in order for Dudley Mendenhall to be named Chief Financial Officer. In January 2009, Mr. Wride was named Chief Operating Officer. In March 2009, upon the resignation of Mr. Mendenhall, Mr. Wride was named Chief Financial Officer. In April 2009, Mr. Wride resigned from his position as President in order for Mr. McCormack to be named President and continues to serve as our Chief Financial Officer and Chief Operating Officer. Mr. Wride’s employment agreement provides that Mr. Wride will be employed “at will.” If Mr. Wride’s employment is terminated by us other than for cause, he is entitled to receive, as severance, six months of his base salary and he will also be entitled to vest in the number of equity awards of our common stock that would have become vested under his equity awards if his employment had continued for an additional six months.

Had a termination of Mr. Wride’s employment either without cause or for good reason occurred on December 31, 2008, Mr. Wride would have been eligible to receive the payments set forth in the columns under the heading “Upon Termination without Cause” in the table below.

	Upon Termination without Cause
Name	Salary	Equity Awards	Total
Douglas C. Wride, Chief Financial Officer and Chief Operating Officer(1)(2)(3)	$200,000	$663,820	$863,820

(1)	Salary is paid in one lump sum, less standard deductions and withholdings.
(2)	The vested and unvested options held by Mr. Wride which have an exercise price that exceed the closing price as of December 31, 2008 are excluded from the table. All options held by Mr. Wride with an exercise price of less than $14.97 were vested as of December 31, 2008 under the normal vesting schedules. No RSUs would become vested if Mr. Wride’s employment had continued for an additional six months.
(3)	Mr. McCormack was promoted from Senior Vice President, Product Development to President on April 16, 2009. Mr. Wride resigned from his position as President on April 16, 2009 in order for Mr. McCormack to be named President and continues to serve as our Chief Financial Offer and Chief Operating Officer.

Other Named Executive Officers. Mr. McCormack and Mr. Newman are each employed “at will” and Mr. Mendenhall was employed “at will” prior to his resignation in March 2009. Under the Severance Plan, if we terminate Mr. McCormack or Mr. Newman’s employment other than for cause, the terminated executive officer is entitled to receive, as severance, six months of continuation of his base salary paid in one lump sum, less standard deductions and withholdings. Mr. Mendenhall was entitled to the same amounts under the Severance Plan until his resignation from Websense in March 2009.

Had a termination of Mr. Mendenhall’s, Mr. McCormack’s or Mr. Newman’s employment, either without cause or for good reason, occurred on December 31, 2008, Mr. Mendenhall would have been eligible to receive $167,500, Mr. McCormack would have been eligible to receive $175,000 and Mr. Newman would have been eligible to receive $153,000.

Potential Severance Payments Related to a Change in Control

The amount of compensation payable to each named executive officer following a change of control and subsequent termination is shown below. The amounts shown assume that such termination was effective as of December 31, 2008, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Websense.

Under the Severance Plan, Participants are entitled to receive severance benefits if the Participant’s employment with Websense is involuntarily terminated without Cause (as defined in the Severance Plan) or the Participant voluntarily resigns with Good Reason, as defined in each individual’s Participation Agreement (“Covered Termination”), during the period beginning two months prior to a specified Change in Control (as defined in the Severance Plan) and ending 18 months following a Change in Control (the “Coverage Period”). Certain Participants are also eligible for severance benefits in the event the Participant is involuntarily terminated without Cause or resigns for Good Reason outside the Coverage Period.

Certain of the Participants are parties to employment agreements or certain statutory protections of the laws of their respective country. These employment agreements or statutory protections will remain in effect without amendment. To the extent the severance benefits in a Participant’s individual employment agreement or statutory protection is greater than those provided under the Severance Plan and Participation Agreement, then the Participant will be entitled to receive, without duplication, the greater severance benefits under the Participant’s employment agreement or statutory protection, as well as any additional benefits provided under the Severance Plan not otherwise available to the Participant. None of our named executive officers have employment agreements which provide severance benefits greater than those provided under the Severance Plan and Participation Agreement under a change in control. In order to receive benefits under the Severance Plan, the Participant must meet certain criteria set forth in the individual’s Participant Agreement, including the execution of a general waiver and release. A Participant’s right to benefits terminates if the Participant violates any material proprietary information, non-disparagement, confidentiality or non-solicitation obligation.

We have provided different severance benefits to three tiers of officers as set forth in individual Participation Agreements. Certain executive officers, including the named executive officers (the “Executive Participants”), are entitled to the following benefits in the event of a Covered Termination during the Coverage Period; (i) a lump sum payment equal to 24 months of the Executive Participant’s base salary in effect immediately prior to the Covered Termination; (ii) a lump sum additional amount equal to the greatest of (a) the average of the last three annual bonuses paid to the Executive Participant, (b) the last annual bonus paid to the Executive Participant, (c) the average of the last three annual bonuses paid prior to the Change in Control to the Executive Participant, (d) the last annual bonus paid prior to the Change in Control to the Executive Participant, or (e) the last annual target bonus for the Executive Participant; (iii) the full acceleration of vesting on all equity awards and a 12 month extension of the Executive Participant’s option exercise period; and (iv) the payment of COBRA premiums until the earliest of (x) 18 months from employment termination, (y) the expiration of continued coverage under COBRA for the Executive Participant or (z) the date the Executive Participant is eligible for coverage from a subsequent employer. In addition, if the amounts payable to the Executive Participant under the Severance Plan and Participation Agreement or any other arrangement in connection with a Change in Control exceed the safe harbor for parachute payments by 10% or more under federal tax law, the Executive Participant would be entitled to an additional “gross-up” payment for the payment of all of the excise taxes payable on these benefits as well as income and employment taxes imposed on the excise taxes and gross-up payments. If the amounts payable to the Executive Participant are less than 10% in excess of the safe harbor for parachute payments, then the amounts payable to the Executive Participant would be reduced by an amount necessary to qualify the payments for the safe harbor and no gross-up payment would be made. In the event of a Covered Termination outside of the Coverage Period, the Executive Participant will be entitled to a cash severance payment equal to six months of the Executive Participant’s base salary, and none of the other benefits described in the paragraph.

The following illustrates the severance benefits that would be payable under the Severance Plan and individual Participation Agreements to the CEO and the other named executive officers if a Change in Control and Covered Termination were to occur as of December 31, 2008:

Executive Participant	Cash Payment(1)	Additional Payment(2)	COBRA(3)	Value of Equity Acceleration(4)	Gross-Up Payment(5)	Total
Gene Hodges, Chief Executive Officer	$1,114,000	$665,608	$25,884	$1,017,960	$0	$2,823,452
John R. McCormack, President(6)	$700,000	$210,790	$25,884	$74,850	$0	$1,011,524
Douglas C. Wride, Chief Financial Officer and Chief Operating Officer(6)	$800,000	$354,686	$25,884	$813,520	$0	$1,994,090
Dudley Mendenhall, Former Senior Vice President and Chief Financial Officer(7)	$670,000	$215,887	$23,041	$74,850	$0	$983,778
Michael A. Newman, Senior Vice President and General Counsel	$612,000	$109,436	$23,041	$119,760	$0	$864,237

(1)	Represents 24 months of additional salary based on the salary in effect as of December 31, 2008.
(2)	Represents the last annual bonus paid prior to the Change in Control.
(3)	Estimated amount of premiums for continued coverage under Websense’s group health plans for eighteen months.
(4)	Represents the fair market value of those shares subject to RSUs with accelerated vesting on December 31, 2008, calculated based on a closing price of $14.97 of Websense common stock on December 31, 2008. The vested and unvested options held by these executive officers which have an exercise price that exceed the closing price as of December 31, 2008 are excluded from the table. All options held by the named Executive Participants with an exercise price of less than $14.97 were vested as of December 31, 2008 under the normal vesting schedules.
(5)	Assumes the change of control benefits equal the total benefits in the chart based upon the underlying assumptions noted in (1) through (4).
(6)	Mr. McCormack was promoted from Senior Vice President, Product Development to President on April 16, 2009. Mr. Wride resigned from his position as President on April 16, 2009 in order for Mr. McCormack to be named President and continues to serve as our Chief Financial Offer and Chief Operating Officer.
(7)	Mr. Mendenhall resigned from Websense effective March 27, 2009.

COMPENSATION OF DIRECTORS

Our Board compensation is paid quarterly, and non-employee directors are also reimbursed for their reasonable expenses incurred in attending meetings of the Board of Directors and its committees.

For 2008, our non-employee directors received a $15,000 annual cash retainer, paid quarterly. Board and committee chairs, and Audit Committee members, received an additional cash retainer. Total annual retainers for 2008 were as follows:

Annual Retainer
Chairman	$40,000
Audit Committee Chair	$30,000
Nominating/Governance Committee Chair	$22,000
Compensation Committee Chair	$25,000
Director	$15,000
Audit Committee Member	$5,000

In addition, our Board members received meeting fees as follows:

Attendance
Participation in a physical Board meeting	$3,000
Participation in a physical committee meeting	$1,000
Participation in any telephonic meeting	$500

For 2008, under the Automatic Option Grant Program in effect under the 2000 Plan, each individual who was first elected or appointed as a non-employee member of the Board (a “Non-Employee Director”) was automatically granted a non-statutory option to purchase 100,000 shares of common stock, granted and priced on the last trading day for Websense common stock in the calendar month in which such initial election or appointment to the Board occurs, instead of being granted and priced on the date of such initial election or appointment. The shares subject to such initial grant vest in forty-eight successive equal monthly installments upon the optionee’s completion of each month of service as a Board member over the forty-eight month period measured from the option grant date. The 2000 Plan also provided that each individual who continued to serve as a Non-Employee Director was automatically granted a non-statutory option to purchase 12,500 shares of common stock granted and priced on the date of each Websense annual stockholders’ meeting, provided that such individual had served as a Non-Employee Director for at least six months. The shares subject to such annual grant vest in twelve successive equal monthly installments upon the Non-Employee Director’s completion of each month of service as a Board member measured from the option grant date. Pursuant to the 2000 Plan, each member of the Board has thirty-six months from the date of cessation of service as a Board member to exercise vested options.

In March 2009, our Board approved changes to its annual compensation effective for the 2009 fiscal year, based upon a review of director compensation undertaken by FW Cook. FW Cook compared Websense’s total director compensation to the compensation paid to directors of the same peer group used for the review of executive compensation and concluded that the Websense director compensation was in the 25th percentile of that peer group. Taking into account the recommendation of FW Cook, the Board determined that the total compensation of cash and equity should be increased to above the median based upon the complexity of Websense and the requirements of the Board members. The Board has not adopted any policy on the ongoing level of its compensation relative to peer companies.

In 2009, our Non-Employee Directors will each receive a $30,000 annual cash retainer, paid quarterly. Board and committee chairs, the Lead Independent Director, and Audit Committee members, will receive an additional cash retainer as follows:

Additional Annual Retainer
Chairman	$25,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$10,000
Nominating/Governance Committee Chair	$7,000
Lead Independent Director	$7,500
Audit Committee Member	$5,000

In addition, our Board members will receive meeting fees as follows:

Attendance
Participation in a physical Board meeting	$3,000
Participation in a physical committee meeting	$1,000
Participation in any telephonic meeting	$1,000

Beginning in 2009, if the stockholders adopt the 2009 Plan, each of our Non-Employee Directors will receive stock option grants and restricted stock units under our 2009 Plan. On the date of each annual meeting of stockholders, each Non-Employee Director will receive a nonstatutory option to purchase 11,000 shares of common stock and a restricted stock unit covering $40,000 of common stock, with the number of shares of common stock underlying the restricted stock award to be equal to the quotient of $40,000 divided by the closing price of the common stock on the date of the annual award (the “annual award”). Each annual award is made on the date of each annual stockholders’ meeting. The shares subject to both the option and the restricted stock units shall vest, and any repurchase right, shall lapse, in a series of twelve successive equal monthly installments upon the individual’s completion of each month of service as a Board member measured from the annual award date.

Any Non-Employee Director who is appointed to fill a vacancy on the Board of Directors on a date other than the date of the annual meeting of stockholders, will receive an initial nonstatutory stock option grant, with the number of shares of common stock for the annual award prorated based upon the number of days that have lapsed since the date of the most recent annual meeting of stockholders and the first day of the new director’s service on the Board. The initial restricted stock unit award will be prorated on the same basis using the number of shares underlying the last annual restricted stock unit award made to Non-Employee Directors. The initial option grant and initial restricted stock award will vest monthly over the period from the calendar month after the date the new director commenced service on the board through the 12-month anniversary of the prior year’s annual meeting of stockholders. The initial option grant and initial restricted stock awards for a new director will be made on the last trading day of the calendar month in which the director commenced service on the Board.

The exercise price of each option granted under the non-discretionary grant program is 100% of the fair market value of the common stock subject to the option on the date of grant. Restricted stock unit awards will be granted pursuant to restricted stock unit agreements, and any required tax withholding can be deducted from the vested shares of common stock to be delivered under the restricted stock unit agreements. Shares that vest under each restricted stock unit award will be distributed to the participant on the earlier of twelve months after the award date or the date of separation of service from the Board of Directors.

If the 2009 Plan is not approved, it is expected that the 2000 Plan will be amended to effect the changes to the director compensation plan that are reflected in the non-discretionary awards in the 2009 Plan.

The following table provides information for compensation in the fiscal year ended December 31, 2008 for non-employee directors who served in such capacity during fiscal 2008.

Director Compensation Table for Fiscal 2008

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
John B. Carrington(2)	$76,500	$618,480	$694,980
Bruce Coleman(3)	$66,750	$48,080	$114,830
John Schaefer(4)	$68,250	$48,080	$116,330
Mark St.Clare(5)	$78,000	$48,080	$126,080
Gary Sutton(6)	$77,000	$48,080	$125,080
Peter Waller(7)	$56,250	$48,080	$104,330

(1)	Amounts calculated utilizing the provisions of SFAS 123R. See Note 1 of the consolidated financial statements in our Annual Report for the years ended December 31, 2008, 2007, 2006, 2005, 2004, 2003 and 2002 regarding assumptions underlying valuation of equity awards.
(2)	Mr. Carrington served as our Chief Executive Officer and President until January 9, 2006 and as an employee of Websense until June 30, 2006. He continues to serve as our Chairman of the Board of Directors. The Option Awards for Mr. Carrington include $583,805 of share-based compensation related to option awards granted to him in years prior to 2008, principally while Mr. Carrington was our CEO. At fiscal year end, the aggregate number of option awards outstanding for Mr. Carrington was 288,110 stock options.
(3)	The Option Awards for Mr. Coleman includes $13,405 of share-based compensation related to option awards granted in years prior to 2008. At fiscal year end, the aggregate number of option awards outstanding for Mr. Coleman was 47,500 stock options.
(4)	The Option Awards for Mr. Schaefer includes $13,405 of share-based compensation related to option awards granted in years prior to 2008. At fiscal year end, the aggregate number of option awards outstanding for Mr. Schaefer was 102,500 stock options.
(5)	The Option Awards for Mr. St.Clare includes $13,405 of share-based compensation related to option awards granted in years prior to 2008. At fiscal year end, the aggregate number of option awards outstanding for Mr. St.Clare was 62,500 stock options.
(6)	The Option Awards for Mr. Sutton includes $13,405 of share-based compensation related to option awards granted in years prior to 2008. At fiscal year end, the aggregate number of option awards outstanding for Mr. Sutton was 57,500 stock options.
(7)	The Option Awards for Mr. Waller includes $13,405 of share-based compensation related to option awards granted in years prior to 2008. At fiscal year end, the aggregate number of option awards outstanding for Mr. Waller was 102,500 stock options.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

We have a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Websense and any “related person” are participants involving an amount that exceeds $50,000. Transactions involving compensation for services provided to Websense as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of Websense, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to Websense of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers and directors. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee looks at, in light of known circumstances, whether the transaction is in, or is not consistent with, the best interests of Websense and our stockholders, as the Committee determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS

Stock option grants to our directors are described under the caption “Compensation of Directors.”

We have entered into indemnification agreements with each of our directors and officers. These agreements require Websense, among other things, to indemnify each director or officer against certain expenses, including attorneys’ fees, judgments, fines and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual’s status or service as a director or officer. These agreements also require Websense to advance expenses incurred by the individual in connection with any proceeding against him or her with respect to which such individual may be entitled to indemnification by Websense.

We acquired SurfControl plc on October 3, 2007 and prior to the acquisition, KPMG International (“KPMG”) served as SurfControl’s auditor and tax service provider for several years. Following the acquisition, during a transition period, we continued KPMG’s engagement in order to prepare the local statutory accounts and tax returns for various international SurfControl subsidiaries, and some of this work was finalized during Websense’s 2008 fiscal year. Mark St.Clare is a member of our Audit Committee and his wife is an audit partner at KPMG who has never personally provided any services to SurfControl. The Audit Committee reviewed the engagement under our Related-Person Transactions Policy and determined the temporary, continued engagement of KPMG to be in the best interests of Websense and our stockholders. Accordingly, the Audit Committee approved this limited engagement of KPMG. Mr. St.Clare recused himself from the deliberation and approval.

With the completion during 2008 of all remaining transition-related work by KPMG, the Audit Committee has decided that no further use of KPMG advisory services is authorized in 2009.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Websense stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Websense, Inc., 10240 Sorrento Valley Road, San Diego, California 92121, Attention: Corporate Secretary, or call 877-273-7379. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

ANNUAL REPORT

A copy of the Annual Report of Websense for the 2008 fiscal year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the annual meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on February 27, 2009. We will mail without charge to stockholders, upon written request, a copy of the Form 10-K, including the financial statements, schedule and list of exhibits. Requests should be sent to Websense, Inc., 10240 Sorrento Valley Road, San Diego, California 92121, Attention: Corporate Secretary.

By Order of the Board of Directors

Michael A. Newman, Corporate Secretary

Dated: April 24, 2009

APPENDIX A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF WEBSENSE, INC.,

A DELAWARE CORPORATION

WEBSENSE, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is WEBSENSE, INC. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on April 16, 1998 and was amended pursuant to an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 20, 1998, a Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 10, 1999, ~~and~~ a Certificate of Amendment of the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 28, ~~1999.~~ 1999, and a Certificate of Amendment of the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March 30, 2000.

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this ~~Second~~Amended and Restated Certificate of Incorporation was adopted by the corporation’s Board of Directors and stockholders.

3. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

ARTICLE I

The name of this corporation is WEBSENSE, INC.

ARTICLE II

The address of this corporation’s registered office in the State of Delaware is ~~30 Old Rudnick Lane, Dover~~2711 Centerville Road, Suite 400, Wilmington, Delaware ~~19901.~~19808. The name of its registered agent at such address is CorpAmerica, Inc.

ARTICLE III

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law.

ARTICLE IV

(A) Classes of Stock. This corporation is authorized to issue two classes of stock, denominated Common Stock and Preferred Stock. The Common Stock shall have a par value of $0.01 per share and the Preferred Stock shall have a par value of $0.01 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is one hundred million (100,000,000), and the total number of shares of Preferred Stock which the Corporation is authorized to issue is five million (5,000,000), which shares of Preferred Stock shall be undesignated as to series.

(B) Issuance of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing one or more certificates pursuant to the Delaware General Corporation Law (each, a “Preferred Stock Designation”), to fix or alter from time to time the designations, powers, preferences and rights of each such series of Preferred Stock and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly-unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(C) Rights, Preferences, Privileges and Restrictions of Common Stock.

1. Dividend Rights. Subject to the prior or equal rights of holders of all classes of stock at the time outstanding having prior or equal rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Redemption. The Common Stock is not redeemable upon demand of any holder thereof or upon demand of this corporation.

3. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

ARTICLE V

(A) Exculpation. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the corporation’s stockholders, further reductions in the liability of the corporation’s directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

(B) Indemnification. To the extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders and others.

(C) Effect of Repeal or Modification. Any repeal or modification of any of the foregoing provisions of this Article V shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE VI

~~Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the corporation. At the next Annual Meeting of Stockholders, the Directors shall be classified into three classes, as nearly equal in number as possible as determined by the Board of Directors, with the term of office of the first class to expire at the second~~

Elections of Directors need not be by written ballot except and to the extent provided in the Bylaws of the corporation. Effective as of the filing of this Amended and Restated Certificate of Incorporation, the Directors will no longer be divided into classes; provided, however, that the elimination of the classification of directors shall not shorten the term of any incumbent director elected prior to stockholder approval of this Amended and Restated Certificate of Incorporation. Each Director shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until such director’s death, resignation or removal. Subject to the rights of the holders of any series of Preferred Stock to elect additional Directors under specified circumstances, each Director with a term expiring at the Annual Meeting of Stockholders~~, the term of office of the second class to expire at the third Annual Meeting of Stockholders and the term of the third class to expire at the fourth Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Additional directorships resulting from an increase in the number of Directors shall be apportioned among the classes as equally as possible as determined by the Board of Directors.~~ or any new nominee for Director shall be elected to hold office until the next Annual Meeting of Stockholders. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

ARTICLE VII

No holder of shares of stock of the corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration as in its discretion it shall deem advisable or as the corporation shall have by contract agreed.

ARTICLE VIII

The corporation is to have a perpetual existence.

ARTICLE IX

The corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Amended and Restated Certificate of Incorporation and/or any provision contained in any amendment to or restatement of this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE X

The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws by the requisite affirmative vote of Directors as set forth in the Bylaws; provided, however, that the stockholders may change or repeal any bylaw adopted by the Board of Directors by the requisite affirmative vote of stockholders as set forth in the Bylaws; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

ARTICLE XI

No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.

ARTICLE XII

Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

ARTICLE XIII

This certificate shall ~~be effective as of             , 2000 at 9:00 a.m. eastern daylight savings time.~~ become effective immediately upon its filing with the Secretary of State of the State of Delaware.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed under the seal of the corporation as of this      day of                     , ~~2000.~~ 2009.

WEBSENSE, INC., a Delaware corporation

By:
Gene Hodges, Chief Executive Officer

APPENDIX B

AMENDED and RESTATED BYLAWS

OF

WEBSENSE, INC.

Revised                     , 2009

ARTICLE 1

OFFICES

1.1 Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

1.2 Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings. All meetings of the stockholders for the election of Directors shall be held in the City of San Diego, State of California, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of California as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of California, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meeting. The annual meeting of the stockholders of the corporation, for the purpose of election of Directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. At the annual meeting, the stockholders shall elect Directors and transact such other business as properly may be brought before the annual meeting pursuant to Section 2.9(a) of Article 2 hereof.

2.3 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, or have prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.4 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, as amended from time to time, may only be called as provided in this Section 2.4 by the President, Chief Executive Officer or Chairman of the Board and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. The place, date and time of any special meeting shall be determined by the Board of Directors. Such determination shall include the record date for determining the stockholders having the right of and to vote at such meeting. No business may be transacted at the special meeting otherwise than as specified in the notice of meeting.

2.5 Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

2.6 Quorum and Adjournments.

(a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation, as amended from time to time. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person, or represented by proxy shall decide any question brought before such meeting, unless the matter is one upon which by express provision of statute or by applicable stock exchange rules, or by the Certificate of Incorporation or these Bylaws (including the provisions relating to the election of directors), as amended from time to time, a different vote is required, in which case such express provision shall govern and control the decision of such matter

2.7 Voting Rights. Unless otherwise provided in the Certificate of Incorporation, as amended from time to time, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

2.8 Joint Owners Of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware

Court of Chancery for relief as provided in the Delaware General Corporation Law, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

2.9 Business Brought Before a Meeting; Notice.

(a) Annual Meetings of Stockholders.

(i) At an annual meeting of the stockholders, the nominations of persons for election to the Board of Directors and the proposal of other business to be considered by stockholders may only be made if properly brought before the meeting. To be properly brought before an annual meeting, nominations or other business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder who was a stockholder of record of the corporation at the time the notice is delivered to the Secretary of the corporation pursuant to this Section 2.9, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.9. The provisions of clause (C) of this Section 2.9(a)(i) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14-a-8 promulgated under the Exchange Act (as defined in Section 2.9(f) below), and included in the corporation’s notice of meeting) before an annual meeting of stockholders.

(ii) For nominations and other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.9(a)(i) of Article 2 hereof, the stockholder must have given timely notice and in the form set forth in Section 2.9(c) thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s written notice required by Section 2.9(c) must be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the one hundred twentieth (120th) day prior to such annual meeting or the fifth (5th) day following the day on which Public Announcement of the date of such meeting is first made if the fifth day is fewer than 120 days prior to the date of the annual meeting. In no event shall the Public Announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been set forth in the notice for such special meeting brought in accordance with Section 2.4. Nothing contained in this Section 2.9(b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called in accordance with Section 2.4 may be held. Stockholders of the corporation may not propose that any business be brought before a special meeting, however, nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder who is a stockholder of record at the time the notice provided for in this Section 2.9(b) is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.9. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholders notice required by Section 2.9 and in the form set forth in Section 2.9(c) of Article 2 hereof shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the date that is one hundred and twenty (120) days prior to the date of the special meeting or not later than the fifth (5th) day following the day of the first Public Announcement of the date of the special meeting, if such fifth day is less than 120 days prior to the date of the special meeting. In no event shall the Public Announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) Proper Form. To be in proper form, a stockholder’s notice to the Secretary of the corporation, whether given pursuant to this Section 2.9(a) or Section 2.9(b) of Article II hereof must:

(i) set forth, as to the Proponents (as defined in Section 2.9(f) below) of any nomination of a Director or Directors or any other business that the Proponent proposes to bring before the meeting: (A) the name and address, as they appear on the corporation’s books, of the Proponents, (B) the class or series and number of shares of the corporation which are, directly or indirectly, beneficially owned by the Proponents, (C) a description of any Derivative Agreements (as defined in Section 2.9(f) below) entered into by the Proponents or Stockholder Associated Person during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Agreements, (D) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect a proposed nominee or nominees or to carry such proposal of other business, as the case may be, (E) to the extent known by the Proponents, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice, and (F) any other information that is required to be provided by such Proponents pursuant to Regulation 14A under the Exchange Act, in such Proponents’ capacity as a proponent to a stockholder proposal;

(ii) if the notice relates to any business other than a nomination of a Director or Directors that the Proponents propose to bring before the meeting, set forth (A) as to each matter such Proponents propose to bring before the annual meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and the language of any proposed amendments to the corporation’s certificate of incorporation or Bylaws), the reasons for conducting such business at the meeting, and any material interest of such Proponents in such business, including any anticipated benefit of such business to any of the Proponents other than solely as a result of their ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate, and (B) a description of all agreements, arrangements and understandings (whether oral or in writing) between such Proponents, and any other person or persons (including their names) in connection with the proposal of such business by such Proponents; and

(iii) if the notice relates to the nomination of a Director or Directors that the Proponents propose to bring before the meeting, set forth, as to each person, if any, whom the Proponents propose to nominate for election or reelection to the Board set forth as to each person: (A) the name, age, business address and residence address of such proposed nominee, (B) the principal occupation or employment of such proposed nominee, (C) the class and number of shares of each class of capital stock of the corporation that are owned of record and beneficially by such proposed nominee, (D) the date or dates on which such shares were acquired and the investment intent of such acquisition, (E) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings (whether oral or in writing), and any other material relationships, between or among such Proponents and any Stockholder Associated Person, on the one hand, and each proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proponents or any Stockholder Associated Person, were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant and (F) any other information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder (including without limitation such proposed nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected).

(iv) for a nominee proposed pursuant to Section 2.9(c)(iii) to be eligible for election or reelection as a Director, include a written questionnaire completed by such proposed nominee with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such proposed nominee (A) is not and will not become a party to (1) any Voting Commitment (as defined in Section 2.9(f) below) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the corporation, and comply with all applicable Publicly Disclosed corporate governance, conflict of interest, ethics, confidentiality and stock ownership and trading policies and guidelines of the corporation. In addition, at the request of the Board of Directors, any person nominated by a stockholder for election as a Director shall furnish to the Secretary of the corporation any other information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee and such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent Director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(d) Updates and Supplements. A stockholder providing notice of nominations of persons for election to the Board of Directors or other business proposed to be brought before a stockholder meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.9 is true and correct in all material respects as of the record date for the meeting and as of the date that is five (5) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of five (5) business days prior to the meeting or any adjournment or postponement thereof).

(e) General Provisions. Only persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible for election as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9. The chairman of the meeting shall have the power and duty to determine and declare at the meeting whether a proposed nomination or business, as the case may be, was properly brought before the meeting and in accordance with the provisions of this Section 2.9, and, if he or she should determine that any proposed nomination or business, as the case may be, was not properly brought before the meeting and in accordance with the provisions of this Section 2.9, to declare at the meeting that any such nomination or business was not properly brought before the meeting and shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.9, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.9, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmissions, at the meeting of the stockholders. Nothing in this Section 2.9 is in addition to or in lieu of any requirements under, and noting in this Section 2.9 shall be deemed to affect any rights of the corporation’s stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to, Rule 14a-8 promulgated under the Exchange Act.

(f) Definitions. For purposes of this Section 2.9:

(i) “Derivative Agreements” mean (A) any agreement, arrangement, interest or understanding entered into (whether oral or in writing), directly or indirectly, by or on behalf of a Proponent or any Stockholder Associated Person (including any derivative positions, profit interests, options, warrants, debt positions, notes, bonds, convertible securities, stock appreciation or similar rights, and hedging or swap transactions) having an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise, or otherwise intended to or which may have the effect of directly or indirectly mitigating loss with respect to, or managing risk associated with, or providing any direct or indirect opportunity to profit or share in any gain derived from any change in the value of shares or other securities of the corporation, (B) any proxy, contract, arrangement, understanding, or relationship (including borrowed or loaned shares) pursuant to which a Proponent or any Stockholder Associated Person directly or indirectly has a right to vote or control the voting of any shares of any security of the corporation or the effect of which is to change, directly or indirectly, the voting power of a Proponent or any Stockholder Associated Person, (C) any short interest in any security of the corporation (for purposes of Article 2 hereof, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), or (D) any rights to dividends on the shares of the corporation owned beneficially by a Proponent or any Stockholder Associated Person that are separated or separable from the underlying shares of the corporation.

(ii) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(iii) “Proponents” mean, collectively, the stockholder of record providing the notice to the corporation, any beneficial owner or beneficial owner upon whose behalf such stockholder of record is providing such notice, and any Stockholder Associated Person. Any one of the foregoing is referred to herein as a “Proponent.”

(iv) “Public Announcement” and “Publicly Disclosed” means and includes disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(v) “Stockholder Associated Person” means any affiliate or associate of either the stockholder of record providing notice to the corporation or, if different, the beneficial owner or beneficial owners on whose behalf such notice is being provided, and any other person knowingly acting in concert, or towards a common goal, with the Proponent.

(vi) “Voting Commitment” means any agreement, arrangement or understanding with, or any commitment or assurance to, any person or entity as to how a person, if elected as a Director, will act or vote on any issue or question.

2.10 Action Without Meeting. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent.

ARTICLE 3

DIRECTORS

3.1 Term of Office and Qualification. Subject to the rights of the holders of any series of Preferred Stock to elect additional Directors under specified circumstances, if the certificate of incorporation is amended to eliminate the classification of the Board of Directors effective at the Annual Meeting of Stockholders that occurs in 2009, at the end of each Director’s current term, including those directors whose terms end in 2009, at the end of each Director’s current term, each Director who is nominated for a new term shall be elected at the Annual Meeting of Stockholders to serve until his successor is duly elected at the next Annual Meeting of Stockholders and shall qualify or until his death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. A nominee for Director shall be elected if the votes cast “for” such nominee’s election exceed fifty percent (50%) of the total number of votes cast with respect to such nominee’s election (a “Majority Vote”); provided, however, that Directors shall be elected by a plurality of the votes cast at any Annual Meeting of Stockholders for which there is a Contested Election. A “Contested Election” shall mean an election at an Annual Meeting of the Stockholders for which (i) the Secretary receives a notice that a stockholder has nominated a person for election as a Director in compliance with the advance notice requirement for stockholder nominees for Directors set forth in Section 2.9 and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth (10th) day before the corporation first gives notice of such Annual Meeting of Stockholders pursuant to Section 2.5. If any nominee for Director does not receive a Majority Vote at his or her election, other than in connection with a Contested Election, the Director shall promptly tender his or her resignation to the Board of Directors and the Nominating and Corporate Governance Committee (“Governance Committee”) of the Board of Directors will undertake an evaluation of the appropriateness of the Director's continued service on the Board of Directors, and will make a recommendation to the Board of Directors as to whether it is appropriate to accept such Director’s resignation. The Governance Committee may consider any facts and circumstances it deems relevant.

The Governance Committee's evaluation will begin promptly following certification of the voting results and the Governance Committee will submit a recommendation to the Board of Directors promptly following completion of the evaluation. In reviewing the Governance Committee's recommendation, the Board of Directors will consider the factors evaluated by the Governance Committee and such additional information and factors the Board believes to be relevant.

Any Director who is the subject of the evaluation described in this section will not participate in Governance Committee or Board of Directors considerations of the appropriateness of his or her continued service, except to respond to requests for information. If a majority of the members of the Governance Committee are subject to this evaluation process, then the independent directors on the Board (as most recently determined by the Board pursuant to applicable Nasdaq guidelines) who are not subject to the evaluation will appoint a Board committee comprised of independent directors who are not being evaluated solely for the purpose of conducting the required evaluation. The special committee will make the recommendation to the Board otherwise required of the Governance Committee.

The Board of Directors shall act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results.

3.2 The number of Directors which shall constitute the whole Board shall not be less than six (6) nor more than ten (10) Directors, and the exact number shall be fixed by resolution of sixty-six and two-thirds percent (66-2/3%) of the Directors then in office or by ~~sixty-six and two-thirds percent (66-2/3%)~~a majority of the stockholders at the annual meeting of the stockholders, with the number currently fixed at seven (7). Each Director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

3.3 Vacancies. Vacancies may be filled only by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director. Each Director so chosen shall hold office until a successor is duly elected and shall qualify or until his earlier death, resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. If, at the time of filling any vacancy, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies, or to replace the Directors chosen by the Directors then in office.

3.4 Powers. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation, as amended from time to time, or by these Bylaws directed or required to be exercised or done by the stockholders.

3.5 Regular and Special Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of California.

3.6 Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. In the event the annual meeting of any newly elected Board of Directors shall not be held immediately after, and at the same place as, the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

3.7 Notice of Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.8 Notice of Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or President on no less than forty-eight (48) hours notice to each Director either personally, or by telephone, mail, telegram or facsimile; special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of two Directors unless the Board consists of only one Director, in which case special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of the sole Director. If notice is sent by US mail, it shall be sent by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.9 Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

3.10 Quorum. At all meetings of the Board a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation, as amended from time to time. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.11 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, as amended from time to time, or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

3.12 Meetings by Telephone Conference Calls. Unless otherwise restricted by the Certificate of Incorporation, as amended from time to time, or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.13 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, as amended from time to time, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation, as amended from time to time, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.14 Lead Independent Director. The independent directors shall select one independent director as Lead Independent Director to serve until replaced by the independent directors. In the absence of the Chairman of the Board, the Lead Independent Director, if any, shall preside at all meetings of the Board of Directors at which he is present, including executive sessions of the independent Directors, shall serve as a liaison between the Chairman of the Board and the other independent Directors, shall approve information sent to the Board and meeting agendas for the Board, shall approve meeting schedules for the Board to assure there is sufficient time for discussion of all agenda items, shall call meetings of the independent Directors as needed or as appropriate and may exercise such other powers as are, from time to time, assigned by the Board and as may be provided by law.

3.15 Fees and Compensation. Unless otherwise restricted by the Certificate of Incorporation, as amended from time to time, or these Bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.16 Removal. Subject to any limitations imposed by law or the Certificate of Incorporation, as amended from time to time, the Board of Directors, or any individual Director, may be removed from office at any time only with cause by the affirmative vote of the holders of at least a majority of shares entitled to vote at an election of Directors.

ARTICLE 4

NOTICES

4.1 Notice.

(a) Notice To Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Article II herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to a stockholder for purposes other than stockholder meetings may be sent by US mail or nationally recognized overnight courier to such stockholder’s address as it appears on the records of the corporation, or by facsimile, telegraph or telex or by electronic mail or other electronic means.

(b) Notice To Directors. Any notice required to be given to any director shall be given by the method stated in Article III, as otherwise provided in these Bylaws, or by overnight delivery service, facsimile, telex, telegram or by email or other electronic means, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c) Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, as amended from time to time, or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

(d) Affidavit Of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(e) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(f) Notice To Person With Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(g) Notice to Stockholders Sharing an Address. Except as otherwise prohibited under Delaware General Corporation Law, any notice given under the provisions of Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within 60 days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

ARTICLE 5

OFFICERS

5.1 Enumeration. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Chief Financial Officer and a Secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also choose a President, one or more Vice Presidents and one or more Assistant Secretaries. Any number of offices may be held by the same person, unless the Certificate of Incorporation, as amended from time to time, or these Bylaws otherwise provide.

The compensation of all officers and agents of the corporation shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his also being a Director of the corporation.

5.2 Election or Appointment. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, Chief Financial Officer and a Secretary and may choose a President, one or more Vice Presidents and one or more Assistant Secretaries.

The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

5.3 Tenure, Removal and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

5.4 Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. The Chairman of the Board shall have and may exercise such powers as are, from time to time, assigned by the Board and as may be provided by law.

5.5 Vice Chairman of the Board. In the absence of the Chairman of the Board and the Lead Independent Director, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. The Vice Chairman of the Board shall have and may exercise such powers as are, from time to time, assigned by the Board and as may be provided by law.

5.6 Chief Executive Officer. The Chief Executive Officer of the corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman or Vice Chairman of the Board or Lead Independent Director at all meetings of the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

The Chief Executive Officer shall, without limitation, have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

5.7 President. Subject to such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the President shall have general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the event a Chief Executive Officer shall not be appointed, the President shall have the duties of such office.

5.8 Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board of Directors, the President or these Bylaws may, from time to time, prescribe.

5.9 Secretary. The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the Chief Executive Officer’s or President’s supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe; and shall have custody of the seal of the corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the seal of the corporation to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

5.10 Assistant Secretary. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence, disability or refusal to act of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, the Secretary or these Bylaws may, from time to time, prescribe.

5.11 Chief Financial Officer. The Chief Financial Officer shall act as Treasurer and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

If required by the Board of Directors, the Chief Financial Officer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

5.12 Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President.

5.13 Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may delegate the powers and duties of such officer to any officer or to any Director, or to any other person who it may select.

ARTICLE 6

CERTIFICATES OF STOCK

6.1 Certificates of Stock. The shares of the corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and the Chief Financial Officer or an Assistant Chief Financial Officer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such holder in the corporation.

Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.2 Execution of Certificates. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

6.3 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.4 Transfer of Stock. Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

6.5 Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.6 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE 7

INDEMNIFICATION

7.1 Indemnification of Directors and Executive Officers. The corporation shall indemnify its Directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its Directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any Director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, and (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law.

7.2 Indemnification of Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.

7.3 Good Faith.

(a) For purposes of any determination under this Bylaw, a Director or officer shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that any conduct was unlawful, if such Director’s or officer’s action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

(1) one or more officers or employees of the corporation whom the Director or executive officer believed to be reliable and competent in the matters presented;

(2) counsel, independent accountants or other persons as to matters which the Director or executive officer believed to be within such person’s professional competence; and

(3) with respect to a Director, a committee of the Board upon which such Director does not serve, as to matters within such Committee’s designated authority, which committee the Director believes to merit confidence; so long as, in each case, the Director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

(b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that the person had reasonable cause to believe that his or her consent was unlawful.

(c) The provisions of this Section 7.3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.

7.4 Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any Director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 7.4 of this Bylaw, no advance shall be made by the corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

7.5 Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to Directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the Director or officer. Any right to indemnification or advances granted by this Bylaw to a Director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stock-holders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

7.6 Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, as amended from time to time, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

7.7 Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a Director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.8 Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

7.9 Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

7.10 Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

7.11 Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(a) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of the testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(c) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(d) References to a “Director,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a Director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a Director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Bylaw.

ARTICLE 8

LOANS TO OFFICERS

8.1 Loans to Officers. Except as otherwise prohibited by applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Bylaw shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE 9

GENERAL PROVISIONS

9.1 Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, as amended from time to time, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation, as amended from time to time.

9.2 Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

9.3 Execution of Corporate Instruments. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

9.4 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

9.5 Corporate Seal. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE 10

AMENDMENTS

10.1 Amendments.

(a) Except as otherwise set forth in Section 7.9 of Article 7 of these Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of a majority of the voting power of all of the then-outstanding shares of capital stock of the corporation entitled to vote generally in the election of Directors (the “Voting Stock”). The Board of Directors shall also have the power, if such power is conferred upon the Board of Directors by the Certificate of Incorporation, as amended from time to time, to adopt, amend or repeal Bylaws by a vote of the majority of the Board of Directors unless a greater or different vote is required pursuant to the provisions of the Bylaws, the Certificate of Incorporation or any applicable provision of law.

~~(b) Notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Certificate of Incorporation, as amended from time to time, or any Preferred Stock Designation (as the term is defined in the Certificate of Incorporation, as amended), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this paragraph (b) or Section 2.2, Section 2.4, Section 2.9 or Section 2.10 of Article 2 or Section 3.1, Section 3.2 or Section 3.14 of Article 3 of these Bylaws.~~

(b)~~(c)~~ Notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Certificate of Incorporation, as amended from time to time, or any Preferred Stock Designation (as the term is defined in the Certificate of Incorporation, as amended from time to time), the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the Directors, shall be required to alter, amend or repeal this paragraph (c) or Section 2.2, Section 2.4, Section 2.9 or Section 2.10 of Article 2 or Section 3.1, Section 3.2 or Section 3.16 of Article 3 of these Bylaws.

CERTIFICATE OF SECRETARY

The undersigned, being the Secretary of Websense, Inc., a Delaware corporation, does hereby certify the foregoing to be the Bylaws of said corporation, as adopted by the requisite vote of the Directors of the corporation and which remain in full force and effect as of the date hereof.

Executed at San Diego, California effective as of                     , 2009

Michael A. Newman

APPENDIX C

WEBSENSE, INC.

2009 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 9, 2009

APPROVED BY THE STOCKHOLDERS:                     , 2009

TERMINATION DATE:                     , 2019

1.	GENERAL.

(a) Successor and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the Websense, Inc. Amended and Restated 2000 Stock Incentive Plan, as amended, and the Websense, Inc. 2007 Stock Incentive Assumption Plan (the “Prior Plans”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plans. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plans as of the Effective Date (the “Prior Plans’ Available Reserves”) shall become available for issuance pursuant to Stock Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the Prior Plans; provided, however, any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement (the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(d). However, the Board may not delegate administration of the Non-Discretionary Grant Program.

(b) Powers of Board. Except with respect to the Non-Discretionary Grant Program, the Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 10(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Administration of Non-Discretionary Grant Program. The Board shall have the power, subject to and within the limitation of, the express provisions of the Non-Discretionary Grant Program:

(i) To determine the provisions of each Option to the extent not specified in the Non-Discretionary Grant Program.

(ii) To construe and interpret the Non-Discretionary Grant Program and the Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Non-Discretionary Grant Program or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Non-Discretionary Grant Program or Option fully effective.

(iii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Non-Discretionary Grant Program.

(d) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan (except the Non-Discretionary Grant Program) to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may, but need not, consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event. Notwithstanding the foregoing, the Board or Committee shall have the authority, without the approval of the Company’s stockholders, to cancel outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for a nominal cash payment of consideration as necessary to effect a cancellation of the Award.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 10(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed [                        (                 )]1 shares (the “Share Reserve”), which number is the sum of (i) the number of shares subject to the Prior Plans’ Available Reserves, (ii) an additional 5,250,000 new shares, plus (iii) an additional number of shares in an amount not to exceed [            ]1 shares (which number consists of the Returning Shares, if any, as such shares become available from time to time). For clarity, the Share Reserve in this Section 3(a) is a limitation in the number of shares of the Common Stock that may be issued pursuant to the

[1]	Number to be calculated and inserted once known (upon the 2009 annual meeting date).

Plan and does not limit the granting of Stock Awards except as provided in Section 8(a). Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, NASDAQ Marketplace Rule 4350(i)(1)(A)(iii), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable stock exchange rules, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b) Subject to subsection 3(c), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 5, or (B) a Stock Appreciation Right granted under Section 5 with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; and (ii) one and eight-tenths (1.8) shares for each share of Common Stock issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award.

(c) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance. If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited shall revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(c)(i), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as one and eight-tenths (1.8) shares against the number of shares available for issuance under the Plan pursuant to Section 3(b) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 3(c), then the number of shares of Common Stock available for issuance under the Plan shall increase by one and eight-tenths (1.8) shares.

(ii) Shares Not Available For Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 9(g) or as consideration for the exercise of an Option shall not again become available for issuance under the Plan.

(d) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3 and subject to the provisions of Section 10(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be twice the number of shares of Common Stock in the Share Reserve.

(e) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors, and Consultants who are providing Continuous Services only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless such Stock Awards comply with the distribution requirements of Section 409A of the Code. Non-discretionary Options granted under the Non-Discretionary Grant Program in Section 7 may be granted only to Eligible Directors.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Participant shall be eligible to be granted during any calendar year Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted covering more than 2,000,000 shares of Common Stock.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of seven (7) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, in the event that a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause. Except as otherwise provided in a Participant’s Award Agreement, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date on which the event giving rise to the termination occurred, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended shall be first exercisable for any shares of

Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed 2,000,000 shares of Common Stock. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. In any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of $5,000,000. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of

Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(d) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	NON-DISCRETIONARY GRANTS TO ELIGIBLE DIRECTORS.

(a) General. The Non-Discretionary Grant Program in this Section 7 allows Eligible Directors to receive Stock Awards automatically at designated intervals over their period of Continuous Service on the Board.

(b) Eligibility. The Stock Awards in this Section 7 shall automatically be granted to all Eligible Directors who meet the specified criteria.

(c) Non-Discretionary Grants.

(i) Annual Awards. Without any further action of the Board, on the date of each Annual Meeting, each person who is then continuing as a Non-Employee Director (whether or not such person is standing for re-election to the Board at that particular Annual Meeting) shall be granted (1) a Nonstatutory Stock Option (the “Annual Option Grant”) to purchase 11,000 shares of Common Stock on the terms and conditions set forth in Section 7(d) and (2) a Restricted Stock Unit Award (the “Annual RSU Grant”) for the number of shares equal to the quotient of $40,000 divided by the Fair Market Value on the date of such Annual Meeting, rounded down to the nearest share, on the terms and conditions set forth in Section 7(e).

(ii) Initial Awards.

(1) Without any further action of the Board, each person who is elected or appointed for the first time to be a Non-Employee Director, automatically shall be granted (A) a Nonstatutory Stock Option (the “Initial Option Grant”) to purchase a pro rata portion of the number of shares subject to an Annual Option Grant on the terms and conditions set forth in Section 7(d) and (B) a Restricted Stock

Unit Award (the “Initial RSU Grant”) for a pro rata portion of the number of shares subject to the most recent Annual RSU Grants granted to Eligible Directors, on the terms and conditions set forth in Section 7(e).

(2) The number of shares underlying an Initial Option Grant and an Initial RSU Grant shall be equal to the product obtained by multiplying the number of shares underlying the Annual Option Grant or Annual RSU Grant, as applicable, by a fraction, the numerator of which is the difference obtained by subtracting (A) the number of days that have elapsed from the date of the last annual meeting of stockholders until the date of such election or appointment from (B) 365, and the denominator of which is 365, with the resulting product rounded down to the nearest whole share. For example, if the last annual meeting of stockholders was held on June 5, 2009 and a director is elected or appointed to the Board for the first time on August 15, 2009, such director would be granted an Initial Option Grant to purchase 8,890 shares ((365-70)/365 x 11,000) and, assuming the most recent Annual RSU Grants to Eligible Directors were for 4,000 shares, such director would be granted an Initial RSU Grant for 3,232 shares ((365-70)/365 x 4,000).

(3) The dates of the Initial Option Grant and the Initial RSU Grant shall be the last trading day for the Company’s Common Stock in the calendar month in which such individual is initially elected or appointed to be a Non-Employee Director.

(d) Non-Discretionary Option Grant Provisions.

(i) Term. No Option granted hereunder shall be exercisable after the expiration of seven (7) years from the date it was granted.

(ii) Exercise Price. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(iii) Termination of Continuous Service. In the event that an Eligible Director’s Continuous Service terminates (other than upon the Eligible Director’s death or Disability), the Eligible Director may exercise his or her Option (to the extent that the Eligible Director was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (1) the date 36 months following the termination of the Eligible Director’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (2) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Eligible Director does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(iv) Extension of Termination Date. If the exercise of the Option following the termination of the Eligible Director’s Continuous Service (other than upon the Eligible Director’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (1) the expiration of a total period of 36 months (that need not be consecutive) after the termination of the Eligible Director’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (2) the expiration of the term of the Option as set forth in the Option Agreement.

(v) Disability of Eligible Director. In the event that an Eligible Director’s Continuous Service terminates as a result of the Eligible Director’s Disability, the Option shall become fully vested and exercisable and the Eligible Director may exercise his or her Option, but only within such period of time ending on the earlier of (1) the date 36 months following such termination of Continuous Service, or (2) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Eligible Director does not exercise his or her Option within the time specified herein or in the Option Agreement, the Option shall terminate.

(vi) Death of Eligible Director. In the event that an Eligible Director’s Continuous Service terminates as a result of the Eligible Director’s death, then the Option shall become fully vested and exercisable and may be exercised by the Eligible Director’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Eligible Director’s death, but only within the period ending on the earlier of (1) the date 36 months following the date of death, or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Eligible Director’s death, the Option is not exercised within the time specified herein, the Option shall terminate.

(vii) Vesting. Options granted under the Non-Discretionary Grant Program shall vest as follows:

(1) Initial Option Grant. The shares subject to an Initial Option Grant shall vest in a series of successive equal monthly installments during the Eligible Director’s Continuous Service commencing in the calendar month after the date of election or appointment as to such number of shares as shall equal the product obtained by multiplying the number of shares subject to the Initial Option Grant by a fraction, the numerator of which is one and the denominator is the difference obtained by subtracting (A) the number of whole months (e.g., June 15 to July 15) that have elapsed from the date of the last annual meeting of stockholders until the date of such election or appointment from (B) 12. For example, if the last annual meeting of stockholders was held on June 5, 2009 and a director is elected or appointed to the Board for the first time on August 15, 2009, such Initial Option Grant would vest as to 1/10th of the shares subject to the Initial Option Grant per month commencing on September 5, 2009.

(2) Annual Option Grant. The Annual Option Grant shall vest in a series of 12 successive equal monthly installments during the Eligible Director’s Continuous Service over the one-year period measured from the date of grant.

(viii) Early Exercise. Each Option granted under the Non-Discretionary Grant Program shall include a provision whereby the Eligible Director may elect at any time before the Eligible Director’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall not be required to exercise its repurchase option until at least six months (or such longer or shorter period of time necessary to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

(ix) Corporate Transaction. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue outstanding Options granted under the Non-Discretionary Grant Program or substitute similar stock awards for such outstanding Options, then with respect to Options that have not been assumed, continued or substituted prior to the effective time of the Corporate Transaction, the vesting and exercisability of such Options shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Options shall terminate if not exercised at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Options shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(x) Change in Control. In the event of a Change in Control, the outstanding Options held by each Eligible Director shall become fully vested and exercisable immediately prior to the effectiveness of such Change in Control.

(e) Non-Discretionary Restricted Stock Award Grant Provisions.

(i) Issuance and Delivery of Stock Certificates. Subject to the satisfaction of the withholding obligations set forth below, the Company will issue the shares of Common Stock that vest under the Initial RSU Grant and the Annual RSU Grant on the earlier of (A) the last scheduled vesting date of such Initial RSU Grant or Annual RSU Grant and (B) the termination of an Eligible Director’s Continuous Service on the Board.

(ii) Dividends. Except with respect to Capitalization Adjustments, Eligible Directors shall not receive any payment or other adjustment in the number of shares subject to such Eligible Director’s Initial RSU Grant or the Annual RSU Grant for dividends or other distributions that may be made in respect of the shares of Common Stock to which the Initial RSU Grant or the Annual RSU Grant relate.

(iii) Vesting. Restricted Stock Unit Awards granted under the Non-Discretionary Grant Program shall vest as follows:

(1) Initial RSU Grant. The shares subject to an Initial RSU Grant shall vest in a series of successive equal monthly installments during the Eligible Director’s Continuous Service commencing in the calendar month after the date of election or appointment as to such number of shares as shall equal the product obtained by multiplying the number of shares subject to the Initial RSU Grant by a fraction, the numerator of which is one and the denominator is the difference obtained by subtracting (A) the number of whole months (e.g., June 15 to July 15) that have elapsed from the date of the last annual meeting of stockholders until the date of such election or appointment from (B) 12. For example, if the last annual meeting of stockholders was held on June 5, 2009 and a director is elected or appointed to the Board for the first time on August 15, 2009, such Initial RSU Grant would vest as to 1/10th of the shares subject to the Initial RSU Grant per month commencing on September 5, 2009.

(2) Annual RSU Grant. The Annual RSU Grant shall vest in a series of 12 successive equal monthly installments during the Eligible Director’s Continuous Service over the one-year period measured from the date of grant.

(iv) Withholding. Each Eligible Director shall satisfy the tax withholding obligations of the Company and/or any Affiliate, if any, by (1) allowing the Company to withhold from fully vested shares of Common Stock otherwise issuable to such Eligible Director pursuant to his or her Initial RSU Grant or Annual RSU Grant a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of distribution, not in excess of the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting or classification of the Award as a liability), in compliance with any applicable legal conditions or restrictions and (2) tendering a cash payment to satisfy any remaining amount of the tax withholding obligations of the Company and/or any Affiliate.

(v) Corporate Transaction. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue outstanding Restricted Stock Unit Awards granted under the Non-Discretionary Grant Program or substitute similar stock awards for such outstanding Restricted Stock Unit Awards, then with respect to Restricted Stock Unit Awards that have not been assumed, continued or substituted prior to the effective time of the Corporate Transaction, the vesting of such Restricted Stock Unit Awards shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and the shares of Common Stock subject to such Restricted Stock Unit Awards shall be issued on such date.

(vi) Change in Control. In the event of a Change in Control, the outstanding Restricted Stock Unit Awards held by each Eligible Director shall become fully vested and the shares of Common Stock subject to such Restricted Stock Unit Awards shall be issued prior to the effectiveness of such Change in Control.

(f) Remaining Terms. The remaining terms and conditions of each Option and Restricted Stock Unit Award shall be as set forth in an Option Agreement or Restricted Stock Unit Award Agreement, as applicable, in the form adopted from time to time by the Board; provided, however, that the terms of such Option Agreement or Restricted Stock Unit Award Agreement shall be consistent with the terms of the Plan.

8.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

9.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

10.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to

Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 4(c) and 6(c)(i) , and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award:

(i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award, or may choose to assume or continue the Stock Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution shall be set by the Board.

(ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Stock Awards may be exercised) shall be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Stock Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding

Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards, portions thereof, or with respect to all Participants. Notwithstanding the foregoing, stock awards granted under the Prior Plans may provide for different treatment upon a Corporate Transaction or similar event, and the provisions of the Prior Plans will be controlling.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

11.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

12.	EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date.

13.	CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

14. DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Annual Meeting” means the annual meeting of the stockholders of the Company.

(c) “Award” means a Stock Award or a Performance Cash Award.

(d) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(g) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events that has a material negative impact on the business or reputation of the Company: (i) such Participant’s commission of any act of fraud, embezzlement or dishonesty; (ii) such Participant’s use or disclosure by such Participant of confidential information or trade secrets of the Company; or (iii) any other intentional misconduct which, in the opinion of the Board has, or is reasonably likely to have, a material adverse impact upon the Company or its reputation. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or

(B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing or any other provision of this Plan, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(d).

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Websense, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(q) “Director” means a member of the Board.

(r) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2009 provided this Plan is approved by the Company’s stockholders at such meeting.

(t) “Eligible Director” means a Director who is not an Employee and is eligible to participate in the Non-Discretionary Grant Program.

(u) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(v) “Entity” means a corporation, partnership, limited liability company or other entity.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(x) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(y) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(z) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(aa) “Non-Discretionary Grant Program” means the non-discretionary grant program in effect under Section 7 of the Plan.

(bb) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(cc) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(dd) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(ee) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ff) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(gg) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(hh) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(e).

(ii) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(jj) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the

Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(kk) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ll) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(mm) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(nn) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board and may be in accordance with U.S. generally accepted accounting principles (“GAAP”) or not in accordance with GAAP as determined by the Board at the time the criteria are established: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) new business billings and (xxxiv) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(oo) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis or with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board in the Award Agreement at the time the Award is granted or other terms setting forth the Performance Goals at the time the Performance Goals are established, to the extent Performance Goals are based upon operating results determined under GAAP, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring cash and non-cash charges; (ii) to exclude the effects of changes to GAAP that occur and are implemented after the date the applicable Performance Goal was established; (iii) to exclude non-cash compensation charges and the related tax effects of such charges; (iv) to exclude the effects of any “extraordinary items” as determined under GAAP; (v) to exclude the amortization of acquired assets; (vi) to exclude revenue and expenses attributable to acquisitions that occur during the Performance Period that were not anticipated when the Performance Goal was established; and (vii) to include non-GAAP revenue to the extent consistent with the Company’s public reporting of its revenue for any operating period. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(pp) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(qq) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(rr) “Plan” means this Websense, Inc. 2009 Equity Incentive Plan.

(ss) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(tt) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(uu) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(vv) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(ww) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(xx) “Securities Act” means the Securities Act of 1933, as amended.

(yy) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(zz) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(aaa) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(bbb) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ccc) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ddd) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

WEBSENSE INC.

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 5.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	É
	01 - Bruce T. Coleman	☐	☐	02 - Gene Hodges	☐	☐	03 - John F. Schaefer	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of Websense for our fiscal year ending December 31, 2009.	☐	☐	☐	3.	To approve amendments to the Websense Amended and Restated Certificate of Incorporation to eliminate the classification of Websense’s board of directors.	☐	☐	☐

4.	To approve amendments to the Websense Amended and Restated Bylaws to eliminate all supermajority votes for stockholders to amend the bylaws.	☐	☐	☐	5.	To approve the 2009 Equity Incentive Plan.	☐	☐	☐

6.	To conduct any other business property brought before the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — WEBSENSE INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS, JUNE 16, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Douglas C. Wride and Michael A. Newman, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote, either on his or her own behalf or on the behalf of any entity or entities, at the Annual Meeting of Stockholders of Websense, Inc. to be held on Tuesday, June 16, 2009 or at any postponements or adjournments thereof, as specified on the reverse side with the same force and effect as the undersigned might or could do if personally present thereat. The undersigned revokes all previous proxies and acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on June 16, 2009 and the proxy statement.

THIS PROXY CONFERS ON THE PROXYHOLDER DISCRETIONARY AUTHORITY TO VOTE ON ANY MATTER AS TO WHICH A CHOICE IS NOT SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINATED DIRECTORS AND IN FAVOR OF THE OTHER PROPOSALS.

This Proxy, when properly executed, will be voted as specified on the reverse side. Unless otherwise specified by the undersigned, this proxy will be voted FOR the election of the nominated directors and FOR Proposals 2-5 and will be voted by the proxyholder at his discretion as to any other matters properly transacted at the meeting or any adjournment thereof.